Exhibit 4.3

STOCKHOLDERS’ AGREEMENT dated as of July 18, 2006 (this “Agreement”), among Pliant Corporation, a Delaware corporation (the “Company”); the Investor Stockholders (as defined herein); the Bond Stockholders (as defined herein); and the Other Stockholders (as defined herein).

WHEREAS, on January 3, 2006, Pliant (Utah) and certain of its subsidiaries, Uniplast Holdings, Inc., Pliant Corporation International, Pliant Solutions Corporation, Pliant Film Products of Mexico, Inc., Pliant Packaging of Canada, LLC, Pliant Investment, Inc., Alliant Company LLC, Uniplast U.S., Inc., Uniplast Industries Co., and Pliant Corporation of Canada Ltd. (collectively, the “Debtors”), filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court.

WHEREAS, on June 19, 2006, the Debtors’ Fourth Amended Joint Plan of Reorganization (the “Plan”) was filed with the Bankruptcy Court, which Plan, among other things, provides for the execution and delivery of this Agreement by the Company, the Investor Stockholders, the Bond Stockholders and the Other Stockholders.

WHEREAS, the Plan further provides that this Agreement shall be binding on all parties receiving Common Stock of the Company pursuant to the Plan, regardless of whether such parties execute this Agreement.

WHEREAS, the Debtors, the creditors and other interest-holders of Pliant (Utah) have approved, and the Bankruptcy Court has confirmed, the Plan.

WHEREAS, the Bankruptcy Court has entered an order pursuant to Section 1129 of the Bankruptcy Code, confirming the Plan and authorizing and directing the Company to execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as set forth herein.

ARTICLE I

DEFINITIONS; RULES OF CONSTRUCTION

1.1                               Definitions

As used in this Agreement, the following terms shall have the meanings set forth below.

“2003 Indenture” means the indenture, dated as of May 30, 2003, as amended, modified, restated or supplemented from time to time, by and among Pliant (Utah), the guarantors party thereto and Wilmington Trust Company, a Delaware banking corporation, as trustee.

“2003-Indenture Permitted Holder” means any “Permitted Holder” as such term is defined in the 2003 Indenture.

“2004 Indenture” means the amended and restated indenture, dated as of February 17, 2004, as amended and restated as of May 6, 2005 and as may be further amended, modified, restated or supplemented from time to time, by and among Pliant (Utah), the guarantors party thereto and Wilmington Trust Company, a Delaware banking corporation, as trustee.

“2004-Indenture Permitted Holder” means any “Permitted Holder” as such term is defined in the 2004 Indenture.

“Additional Series AA Directors” has the meaning ascribed to it in the Certificate.

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person.

“Agreement” has the meaning ascribed to it in the caption.

“Approved Sale” has the meaning ascribed to it in Section 2.3(a).

“Approved Sale Notice” has the meaning ascribed to it in Section 2.3(b).

“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. §§ et seq.

“Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware.

“Board” means the board of directors of the Company.

“Bond Stockholders” means, collectively: (a) all Persons who receive Common Stock in respect of Class 7 Claims under the Plan, including the Persons listed on Exhibit A attached hereto and made a part hereof (as the same may be amended by the Company to reflect any such Persons not listed thereon on the date hereof); and (b) any Person who is or becomes a holder of Stockholder Shares by Transfer of Stockholder Shares from a Bond Stockholder and who becomes a party to this Agreement as a Bond Stockholder pursuant to Section 2.1(c), in each case, only for so long as such Person holds Stockholder Shares.

“Business Day” means any day except a Saturday, a Sunday or any other day on which commercial banks are not required by law to be open in New York, New York.

“By-laws” means the By-laws of the Company, as amended, modified, supplemented or restated and in effect from time to time.

“Certificate” means the certificate of incorporation of the Company, as amended, modified, supplemented or restated and in effect from time to time, including any certificates of designation, correction or amendment filed with the Secretary of State of the State of Delaware pursuant to the terms thereof.

“Commission” means the Securities and Exchange Commission and any other Governmental Authority at the time administering the Securities Act.

“Common Stock” means, collectively, all of the common stock of the Company of any class and any other class of capital stock of the Company hereafter authorized that is not limited to a fixed sum or percentage of par or stated value with respect to the rights of the holders thereof to participate in dividends and in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

“Common Stock Directors” has the meaning ascribed to it in the Certificate.

“Company” has the meaning ascribed to it in the caption.

“Control” means, (including, with correlative meaning, the terms “Controlling,” “Controlled by” and “under common Control with”) with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or investment decisions of such Person, whether through the ownership of voting Securities, by contract or otherwise.

“Debtors” has the meaning ascribed to it in the recitals.

“Demand Registration” has the meaning ascribed to such term in Section 5.1(a).

“Directors” has the meaning ascribed to it in Section 4.1(c).

“Eligible Stockholder” means (i) any Investor Stockholder and (ii) as determined from time to time, any other Stockholder who (x) is an “accredited investor” as such term is defined in Rule 501 of the Securities Act and (y) holds in excess of 1.0% of the then outstanding Stockholder Shares.

“Equity Incentive Plan” means the Pliant Corporation 2006 Restricted Stock Incentive Plan attached as Exhibit B hereto, as the same may be amended from time to time in accordance with the terms thereof and, to the extent applicable, Article VI hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor Federal statute then in force, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

“Excluded Securities” has the meaning ascribed to it in Section 3.2.

 “Form S-1,” “Form S-3,” “Form S-4” or “Form S-8” means Form S-1, Form S-3, Form S-4 or Form S-8, as appropriate, promulgated under the Securities Act (or any successor forms thereto).

“Governmental Authority” means any domestic or foreign government or political subdivision thereof, whether on a Federal, state or local level and whether executive, legislative or judicial in nature, including any agency, authority, board, bureau, commission, court, department or other instrumentality thereof.

“Inclusion Request” has the meaning ascribed to such term in Section 5.1(a).

“Indentures” means the 2003 Indenture and the 2004 Indenture.

“Information” has the meaning ascribed to such term in Section 5.5(i).

“Initial Public Offering” means the first underwritten Public Offering of Common Stock pursuant to a Registration Statement.

“Initial Subscribing Stockholder” has the meaning ascribed to it in Section 3.1(d).

“Initiating Request” has the meaning ascribed to such term in Section 5.1(a).

“Inspectors” has the meaning ascribed to such term in Section 5.5(i).

“Investor Stockholders” means, collectively: (a) (i) Flexible Films, LLC, a Delaware limited liability company, (ii) Flexible Films II, LLC, a Delaware limited liability company, (iii) Southwest Industrial Films, LLC, a Delaware limited liability company, (iv) Southwest Industrial Films II, LLC, a Delaware limited liability company, (v) New York Life Capital Partners, L.P., (vi) The Northwestern Mutual Life Insurance Company, and (vii) Wachovia Capital Partners, LLC; and (b) any Person who is or becomes a holder of Stockholder Shares by Transfer of Stockholder Shares from an Investor Stockholder and who becomes a party to this Agreement as an Investor Stockholder pursuant to Section 2.1(c), in each case, only for so long as such Person holds Stockholder Shares.

“Joinder Agreement” has the meaning ascribed to it in Section 2.1(b).

“Material Transaction” means any material transaction in which the Company or any of its Subsidiaries proposes to engage or is engaged, including a purchase or sale of assets or securities, financing, merger, tender offer or any other transaction that would require disclosure pursuant to the Exchange Act, and with respect to which the Board reasonably has determined in good faith that compliance with this Agreement would require the Company to disclose material, non-public, competitive or sensitive information prior to such time as it would otherwise be required to be disclosed and thereby materially interfere with the ability of the Company or such Subsidiary to consummate such transaction.

“NASD” means the National Association of Securities Dealers, Inc.

“NASDAQ” means The National Association of Securities Dealers Automated Quotations System.

“New Investor” has the meaning ascribed to it in Section 3.1(c).

“New Senior Subordinated Notes” means the 13% Senior Subordinated Notes due 2010 issued by the Company under that certain Indenture dated as of July 18, 2006 between the Company and The Bank of New York Trust Company, N.A. as trustee.

“Offered Securities” has the meaning ascribed to it in Section 3.1(a).

“Other Eligible Stockholder” has the meaning ascribed to it in Section 3.1(d).

“Other Shares” means, at any time, those shares of Common Stock which do not constitute Registrable Shares or Primary Shares.

“Other Stockholders” means any party hereto other than the Company, the Bond Stockholders and the Investor Stockholders.

“Percentage Ownership” means with respect to any Stockholder, the fraction, expressed as a percentage, the numerator of which is the total number of shares of Common Stock held by such Stockholder and the denominator of which is the total number of shares of Common Stock issued and outstanding at the time of determination.

“Permitted-Holder Directors” has the meaning ascribed to it in Section 4.1(a)(i).

“Permitted Holder” has the meaning ascribed to such term in the applicable Indenture.

“Permitted-Holder Stockholders” has the meaning ascribed to it in Section 4.1(a)(i).

“Person” shall be construed as broadly as possible and shall include an individual person, a partnership (including a limited liability partnership), a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a Governmental Authority.

“Plan” has the meaning ascribed to it in the recitals.

“Pliant (Utah)” means Pliant Corporation, a Utah corporation.

“Primary Shares” means, at any time, the authorized but unissued shares of Common Stock or shares of Common Stock held in the treasury of the Company.

“Prospectus” means the prospectus included in any Registration Statement, including any amendment or prospectus subject to completion, and any such prospectus as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Shares and, in each case, by all other amendments and supplements to such prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

“Public Offering” means the closing of a public offering of Common Stock pursuant to a Registration Statement declared effective under the Securities Act, except that a

Public Offering shall not include an offering of Securities to be issued as consideration in connection with a business acquisition or an offering of Securities issuable pursuant to an employee benefit plan.

“Records” has the meaning ascribed to it in Section 5.5(i).

“Refused Securities” has the meaning ascribed to it in Section 3.1(c).

“Registrable Holders” means, on the date of determination, those Investor Stockholders and Bond Stockholders who hold in the aggregate more than fifty percent (50%) of the Registrable Shares held by all of the Investor Stockholders and the Bond Stockholders in the aggregate on such date of determination.

“Registrable Shares” means at any time, and with respect to any Stockholder, the shares of Common Stock (including any shares of Common Stock issued upon conversion of any other Securities) held by, or issuable to, such Stockholder. As to any particular Registrable Shares, such Registrable Shares shall cease to be Registrable Shares: (a) when an offering of such Registrable Shares has been registered under the Securities Act, the Registration Statement in connection therewith has been declared effective and such Registrable Shares have been disposed of pursuant to and in the manner described in such effective Registration Statement; (b) following an Initial Public Offering, when such Registrable Shares are sold or distributed to the public, or are eligible to be sold or distributed, through a broker, dealer or market maker pursuant to Rule 144(k); (c) when such Registrable Shares have ceased to be outstanding; or (d) following an Initial Public Offering, if such Registrable Shares are freely tradeable pursuant to Section 1145 of the Bankruptcy Code; provided, that in the cases of clauses (b) and (d), such shares shall be deemed Registrable Shares for purposes of an Initial Public Offering.

“Registration Date” means the date upon which the Registration Statement filed by the Company to effect its Initial Public Offering shall have been declared effective by the Commission.

“Registration Request Notice” has the meaning ascribed to it in Section 5.1(a).

“Registration Statement” means any registration statement of the Company filed with the Commission that covers an offering of any Registrable Shares, and all amendments and supplements to any such registration statement, including post-effective amendments, in each case, including the prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Representative” means with respect to a particular Person, any director, officer, employee, agent, consultant, advisor or other representative of such Person, including legal counsel, accountants and financial advisors.

“Requisite Bond Stockholders” means, on the date of determination, those Bond Stockholders who hold in the aggregate more than fifty percent (50%) of the Common Stock held by all of the Bond Stockholders on such date of determination.

“Requisite Investor Stockholders” means, on the date of determination, those Investor Stockholders who hold in the aggregate more than fifty percent (50%) of the Common Stock held by all of the Investor Stockholders on such date of determination.

 “Rule 144” means Rule 144 (including Rule 144(k) and all other subdivisions thereof) promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any similar or successor rule then in force.

“Sale of the Company” means the consummation of (a) the sale or transfer (in one or a series of related transactions) of all or substantially all of the Company’s consolidated assets to a Person or a group of Persons acting in concert (other than to a Subsidiary of the Company), provided that such Person is not, and such group of Persons does not include any Person who is, an Affiliate of any Investor Stockholder; (b) the sale or transfer (in one or a series of related transactions) of a majority of the outstanding Common Stock of the Company to one Person or a group of Persons acting in concert, provided that such Person is not, and such group of Persons does not include any Person who is, an Affiliate of any Investor Stockholder; or (c) the merger or consolidation of the Company with or into another Person, provided that such Person is not an Affiliate of any Investor Stockholder; provided, that, in the case of clause (c) above, a Sale of the Company shall not occur under circumstances in which the holders of a majority of the voting power of the outstanding Common Stock of the Company immediately prior to such transaction own, directly or indirectly, a majority in voting power of the outstanding Common Stock or other voting Securities having, in the aggregate, the right to elect a majority of the board of directors of the Company or the surviving or resulting corporation or acquirer, as the case may be, immediately following such transaction. A sale (or multiple related sales) of one or more Subsidiaries of the Company (whether by way of merger, consolidation, reorganization or sale of all or substantially all assets or Securities) which constitutes all or substantially all of the consolidated assets of the Company shall be deemed a “Sale of the Company.”

“Securities” means “securities” as defined in Section 2(1) of the Securities Act and includes, with respect to any Person, such Person’s capital stock or other equity interests or any options, warrants or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for, such Person’s capital stock or other equity or equity-linked interests, including phantom stock and stock appreciation rights.

“Securities Act” means the Securities Act of 1933, as amended, or any successor Federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

“Series AA Directors” has the meaning ascribed to it in the Certificate.

“Series AA Preferred Stock” means the Series AA Redeemable Preferred Stock of the Company, par value $.01 per share.

“Series M Preferred Stock” means the Series M Preferred Stock of the Company, par value $.01 per share.

“Special Incentive Plan” means the Pliant Corporation Deferred Cash Incentive Plan attached as Exhibit C hereto, as the same may be amended from time to time in accordance with the terms thereof and, to the extent applicable, Article VI hereof.

“Stockholder Shares” means (a) the Common Stock or (b) any Securities issued or issuable directly or indirectly with respect to the Securities referred to in clause (a) above by way of conversion, exercise or exchange, stock dividend or stock split or in connection with a combination of shares, recapitalization, reclassification, merger, consolidation or other reorganization. As to any particular shares constituting Stockholder Shares, such shares shall cease to be Stockholder Shares when they have been effectively registered under the Securities Act and disposed of in accordance with the Registration Statement covering them. For the avoidance of doubt, shares of Series AA Preferred Stock shall not be considered Stockholder Shares.

“Stockholders” means the Investor Stockholders, Bond Stockholders and/or Other Stockholders or any of them individually.

“Stockholders’ Counsel” has the meaning ascribed to it in Section 5.5(b).

“Subscription Offer Acceptance Notice” has the meaning ascribed to it in Section 3.1(b).

“Subscription Offer Notice” has the meaning ascribed to it in Section 3.1(a).

“Subscription Offer Period” has the meaning ascribed to it in Section 3.1(a).

“Subsidiary” means, at any time, with respect to any Person (the “Subject Person”), any other Person of which either (a) fifty percent (50%) or more of the Securities or other interests entitled to vote in the election of directors or comparable governance bodies performing similar functions or (b) an interest of 50% or more in the profits or capital of such Person, are at the time owned or controlled directly or indirectly by the Subject Person or through one or more Subsidiaries of the Subject Person.

“Suspension Period” has the meaning ascribed to it in Section 5.10.

“Transfer” of Securities shall be construed broadly and shall include any sale, assignment, transfer, participation, gift, bequest, distribution, or other disposition thereof, or any pledge or hypothecation thereof, placement of a lien thereon or grant of a security interest therein or other encumbrance thereon, in each case whether voluntary or involuntary or by operation of law or otherwise.

“Transferee” means a Person acquiring or intending to acquire Stockholder Shares through a Transfer.

“Transferor” means a Stockholder Transferring or intending to Transfer Stockholder Shares.

1.2                               Rules of Construction

The use in this Agreement of the term “including” means “including, without limitation.”  The words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole, including the schedules and exhibits, as the same may from time to time be amended, modified, supplemented or restated, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement. All references to sections, schedules and exhibits mean the sections of this Agreement and the schedules and exhibits attached to this Agreement, except where otherwise stated. The title of and the section and paragraph headings in this Agreement are for convenience of reference only and shall not govern or affect the interpretation of any of the terms or provisions of this Agreement. The use herein of the masculine, feminine or neuter forms shall also denote the other forms, as in each case the context may require. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement has been chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. Unless expressly provided otherwise, the measure of a period of one month or year for purposes of this Agreement shall be that date of the following month or year corresponding to the starting date; provided, that if no corresponding date exists, the measure shall be that date of the following month or year corresponding to the next day following the starting date. For example, one month following February 18 is March 18, and one month following March 31 is May 1.

ARTICLE II

ISSUANCES AND TRANSFERS OF SECURITIES

2.1                               Issuances and Transfers of Securities

(a)                                  The provisions in this Article II shall apply to all Stockholder Shares now owned or hereafter acquired by a Stockholder, including Stockholder Shares acquired by reason of original issuance, dividend, distribution, exchange, conversion and acquisition of outstanding Stockholder Shares from another Person, and such provisions shall apply to any Stockholder Shares obtained by a Stockholder upon the exercise, exchange or conversion of any option, warrant or other derivative Security (including upon the conversion of the Series AA Preferred Stock).

(b)                                 Any Person who is not already a party to this Agreement and who subscribes for Stockholder Shares shall, as a condition to such acquisition, execute and deliver to the Company a joinder agreement in substantially the form attached hereto as Exhibit D (a “Joinder Agreement”), pursuant to which such Person will thereupon become a party to, and be bound by and obligated to comply with the terms and provisions of, this Agreement.

(c)                                  No Stockholder shall Transfer any Stockholder Shares to a Person not already a party to this Agreement as a Stockholder unless (i) such Person executes and delivers to the Company a Joinder Agreement, pursuant to which such Person will thereupon become a party to, and be bound by and obligated to comply with the terms and provisions of, this

Agreement, as a Stockholder hereunder and (ii) such Transfer is made in compliance with this Article II. Any Transfer of Stockholder Shares in violation of this Section 2.1(c) shall be deemed to be a breach of this Agreement by the Transferor.

(d)                                 On or before the fifth anniversary of the date hereof, no Stockholder who is both a 2003-Indenture Permitted Holder and 2004-Indenture Permitted Holder shall Transfer (other than pursuant to a Transfer effected pursuant to the “Merger Exception” as defined in Article Four, Part B, Section 5(a) of the Certificate) any Stockholder Shares to any Person unless (i) no “Change of Control” (as defined in the applicable Indenture) occurs under the applicable Indenture (if such Indenture is then in effect) as a result of such Transfer and the Transferee agrees to be bound by the restrictions set forth in this Section 2.1(d) with respect to any subsequent proposed Transfer of such Stockholder Shares by such Transferee, or (ii) such Transfer is made only after all shares of the Series AA Preferred Stock have been redeemed and New Senior Subordinated Notes have been repaid in full in cash.

(e)                                  On or before the fifth anniversary of the date hereof, the Company shall not issue or sell any Securities to any Person in the event that such issuance or sale would cause a “Change of Control” as defined in either Indenture (if such Indenture is then in effect) without the prior written consent of the Requisite Investor Stockholders and the Requisite Bond Stockholders.

2.2                               Intentionally Omitted

2.3                               Required Sale in Connection with a Sale of the Company

(a)                                  Subject to the provisions set forth in Section 2.1(d) and this Section 2.3, if the Requisite Investor Stockholders and the Board approve a Sale of the Company (an “Approved Sale”), each Stockholder shall consent to, vote in favor of and raise no objections against the Approved Sale, and if the Approved Sale is structured as a sale of the issued and outstanding capital stock of the Company (whether by merger, recapitalization, consolidation or Transfer of Stockholder Shares, other Securities or otherwise), then each Stockholder shall waive any dissenters rights, appraisal rights or similar rights in connection with such Sale of the Company and each Stockholder shall agree to sell his, her or its Stockholder Shares on the terms and conditions approved by the Requisite Investor Stockholders and the Board. Each Stockholder shall take all necessary and desirable actions in connection with the consummation of the Approved Sale, including, but not limited to, the execution of such agreements and instruments and other actions necessary to provide the representations, warranties, indemnities, covenants, conditions, escrow agreement and other provisions and agreements relating to such Approved Sale. In the event that any Stockholder fails for any reason to take any of the foregoing actions after reasonable notice thereof, he, she or it hereby grants an irrevocable power of attorney and proxy to the Company or its designees to take all necessary actions and execute and deliver all documents deemed necessary or desirable by such Person to effectuate the terms of this Section 2.3. The restrictions on Transfers of Stockholder Shares and the other terms set forth in Sections 2.1 (other than Section 2.1(d), if applicable) shall not apply in connection with an Approved Sale.

(b)                                 The Company shall deliver written notice to each Stockholder setting forth in reasonable detail the terms (including price, time and form of payment) of any Approved Sale (the “Approved Sale Notice”). Within ten (10) days following receipt of the Approved Sale Notice, each Stockholder shall deliver to the Company written notice (in form and substance reasonably satisfactory to the Company) setting forth such holders’ agreement to consent to and raise no objections against, or impediments to, the Approved Sale (including waiving all dissenter’s and similar rights) and (ii) if the Approved Sale is structured as a sale of stock, to sell his, her or its Stockholder Shares on the terms and conditions set forth in the Approved Sale Notice.

(c)                                  The obligations of the Stockholders to participate in any Approved Sale pursuant to this Section 2.3 are subject to the satisfaction of the following conditions:

(i)                                     upon the consummation of the Approved Sale, each Stockholder shall receive the same proportion of the aggregate consideration from such Approved Sale that such holder would have received if such aggregate consideration had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in the Certificate as in effect immediately prior to such Approved Sale (giving effect to applicable orders of priority and the provisions of the various agreements relating to vested stock or vested options of the Company);

(ii)                                  if any Stockholders are given an option as to the form and amount of consideration to be received with respect to Securities in a class, all holders of Securities of such class will be given the same option;

(iii)                               no Stockholder shall be obligated to pay more than his, her or its pro rata amount of reasonable expenses incurred in connection with a consummated Approved Sale to the extent such expenses are incurred for the benefit of all Stockholders and are not otherwise paid by the Company or the acquiring party (expenses incurred by or on behalf of a Stockholder for its or his sole benefit not being considered expenses incurred for the benefit of all Stockholders);

(iv)                              with respect to the obligations of the Bond Stockholders only to so participate in such an Approved Sale, and except in a transaction effected pursuant to the “Merger Exception” as defined in Article Four, Part B, Section 5(a)(i) of the Certificate, the terms of the Approved Sale shall provide that (A) the holders of the Series AA Preferred Stock shall receive an amount in cash equal to at least the aggregate liquidation preference of all outstanding shares of Series AA Preferred Stock and, (B) prior to or simultaneously with the closing of such Approved Sale, either (I) the New Senior Subordinated Notes are paid in full in cash or (II) the Company gives written notice of redemption of all New Senior Subordinated Notes to the trustee and the holders thereof pursuant to the related indenture and deposits the redemption price therefor with a bank or trust company acting as paying agent or otherwise segregates and holds in trust the redemption price as permitted by the indenture; and

(v)                                 any indemnification obligations for breaches of representations, warranties and covenants made by the Company and its Subsidiaries shall be pro-rata among the Stockholders based on the aggregate consideration payable with respect to the equity Securities of the Company.

(d)                                 The obligations of the Stockholders set forth in this Section 2.3 shall apply solely with respect to the Stockholder Shares and shall not apply with respect to any shares of Series AA Preferred Stock owned by any Stockholder.

ARTICLE III

RIGHTS TO SUBSCRIBE FOR SECURITIES

3.1                               General

(a)                                  Prior to the occurrence of a Public Offering, in the event that the Company proposes to issue any equity Securities (the “Offered Securities”), other than Excluded Securities, the Company shall deliver to each Eligible Stockholder written notice (which notice shall state the number or amount of the Offered Securities proposed to be issued, the purchase price therefor and any other terms or conditions of the proposed issuance, including any linked or grouped Securities which comprise Offered Securities) of such issuance (the “Subscription Offer Notice”) at least fifteen (15) days prior to the date of the proposed issuance (the “Subscription Offer Period”).

(b)                                 Each Eligible Stockholder shall have the option, exercisable at any time during the Subscription Offer Period by delivering written notice to the Company (a “Subscription Offer Acceptance Notice”), (i) to subscribe for the number or amount of such Offered Securities up to its Percentage Ownership (excluding for the purposes of this calculation Stockholder Shares held by Stockholders who are not Eligible Stockholders) of the total number or amount of Offered Securities proposed to be issued and (ii) to offer to subscribe for up to its Percentage Ownership (excluding for the purposes of this calculation Stockholder Shares held by Stockholders who are not Eligible Stockholders) of the Offered Securities not subscribed for by other Eligible Stockholders (as further described below). Any Offered Securities not subscribed for by an Eligible Stockholder shall be deemed to be re-offered to and accepted by the Eligible Stockholders exercising their options specified in clause (ii) of the immediately preceding sentence with respect to the lesser of (x) the amount specified in their respective Subscription Offer Acceptance Notices and (y) an amount equal to their respective Percentage Ownership (excluding for the purposes of this calculation Stockholder Shares held by Stockholders who have not exercised their option specified in clause (ii) of the immediately preceding sentence) with respect to such deemed re-offer. Such deemed re-offer and acceptance procedures described in the immediately preceding sentence shall be deemed to be repeated until either (i) all of the Offered Securities are accepted by the Eligible Stockholders or (ii) no Eligible Stockholders desire to subscribe for more Offered Securities. The Company shall notify each Eligible Stockholder within five (5) Business Days following the expiration of the Subscription Offer Period of the number or amount of Offered Securities which such Eligible Stockholder has subscribed to purchase.

(c)                                  If Subscription Offer Acceptance Notices are not given by the Eligible Stockholders for all the Offered Securities, the Company may issue the part of such Offered

Securities as to which Subscription Offer Acceptance Notices have not been given by the Eligible Stockholders (the “Refused Securities”) to any Person (a “New Investor”) in accordance with the terms and conditions set forth in the Subscription Offer Notice. Any Refused Securities not purchased by one or more New Investors in accordance with this Section 3.1 within ninety (90) days after the date of the Subscription Offer Notice may not be sold or otherwise disposed of until they are again offered to the Eligible Stockholders under the procedures specified in this Section 3.1.

(d)                                 Notwithstanding anything to the contrary contained herein, the Company may, in order to expedite the issuance of the Offered Securities hereunder, issue all or a portion of the Offered Securities to one or more Persons (each, an “Initial Subscribing Stockholder”), without complying with the provisions of this Section 3.1; provided, that prior to such issuance, either: (i) each Initial Subscribing Stockholder agrees to offer to sell to each Eligible Stockholder who is not an Initial Subscribing Stockholder (each such Stockholder, an “Other Eligible Stockholder”) such Other Eligible Stockholder’s respective Percentage Ownership (excluding for the purposes of this calculation Stockholder Shares held by Stockholders who are not Eligible Stockholders) of such Offered Securities on the same terms and conditions as issued to the Initial Subscribing Stockholders and in a manner which provides such Other Eligible Stockholder with rights substantially similar to the rights outlined in Sections 3.1(b) and 3.1(c); provided, however, that the purchase price payable by the Other Eligible Stockholders to the Initial Subscribing Stockholders may include (A) an amount equal to any accrued and unpaid dividends thereon or (B) a reasonable rate of interest, in each case calculated from the date such Initial Subscribing Stockholder purchase such Offered Securities through the date of sale to the Other Eligible Stockholders; or (ii) the Company shall offer to sell an additional amount of Offered Securities to each Other Eligible Stockholder only in an amount and manner which provides such Other Eligible Stockholder with rights substantially similar to the rights outlined in Sections 3.1(b) and 3.1(c). The Initial Subscribing Stockholders or the Company, as applicable, shall offer to sell such Offered Securities to each Other Eligible Stockholder within sixty (60) days after the closing of the purchase of the Offered Securities by the Initial Subscribing Stockholders.

3.2                               Excluded Securities

The rights of the Eligible Stockholders under Section 3.1 shall not apply to the following Securities issued by the Company at any time (the “Excluded Securities”):

(a)                                  Securities issued as a stock dividend or distribution or upon any stock split, recapitalization or other subdivision or combination of Securities;

(b)                                 Securities issued upon the exercise, conversion or exchange of any warrants, options or any other derivative or convertible Securities of the Company (including the Series AA Preferred Stock and the Series M Preferred Stock);

(c)                                  Securities issued in connection with (i) the acquisition (whether by stock sale, merger, recapitalization, asset sale or otherwise) of another Person (or portion thereof), or (ii) a joint venture or strategic alliance with another Person, in each case, that is approved by the Board;

(d)                                 Securities issued in a Public Offering;

(e)                                  Securities issued pursuant to the terms of the Equity Incentive Plan;

(f)                                    Securities issued as a bona fide “equity kicker” to a lender or placement agent in connection with a financing; and

(g)                                 Securities issued for non-cash consideration or upon the conversion of debt that by its terms is convertible into equity Securities.

3.3                               Application

This Article III shall not apply in connection with an Approved Sale.

ARTICLE IV

BOARD

4.1                               Election of Directors; Voting

(a)                                  Subject to the provisions of Section 4.1(b) hereof, except with the prior written consent of the Requisite Investor Stockholders and the Requisite Bond Stockholders, each Stockholder hereby covenants and agrees to vote all of his, her or its Stockholder Shares against any proposed amendment to or restatement of the Certificate that would cause the number of Common Stock Directors to be any greater than, or less than, five (5). At each annual meeting of the Stockholders, and at each special meeting of the holders of any class of Stockholder Shares called for the purpose of electing Common Stock Directors, and at any time at which holders of Stockholder Shares shall have the right to vote for or consent in writing to the election of Common Stock Directors, then, and in each such event, each Stockholder shall vote all of the Stockholder Shares owned by them for, or consent in writing with respect to such shares in favor of, the election of Common Stock Directors to the Board constituted as follows:

(i)                                     four (4) representatives (the “Permitted-Holder Directors”) designated by the holders of a majority of the shares of Common Stock held by the Stockholders who are both 2003-Indenture Permitted Holders and 2004-Indenture Permitted Holders (the “Permitted-Holder Stockholders”), which designees shall, in accordance with the Plan, initially be John D. Bowlin, Edward A. Lapekas, Stephen McKenna and Timothy J. Walsh;

(ii)                                  one (1) representative who shall be, if the Company has employed a permanent chief executive officer at such time, the chief executive officer of the Company from time to time.

(b)                                 The Stockholders shall vote their shares (i) to remove any Permitted-Holder Director whose removal is required by the holders of a majority of the shares of Common Stock held by the Permitted-Holder Stockholders and (ii) to promptly fill any vacancy created by the removal, resignation or death of a Common Stock Director, in each case for the election of a new Common Stock Director designated, if approval is required, in accordance with the provisions of this Section 4.1. The Company and the Stockholders shall use their best efforts to fill any vacancies of the Permitted-Holder Directors as soon as practicable following any such designation.

(c)                                  The Company shall pay all reasonable out-of-pocket fees, charges and expenses (including travel and related expenses) incurred by each of the members of the Board, including, for the avoidance of doubt, the Series AA Directors and any Additional Series AA Directors in connection with (i) attending the meetings of the Board and all committees thereof and (ii) conducting any other Company business requested by the Company. So long as any Director serves on the Board and for three (3) years thereafter, the Company shall maintain directors and officers indemnity insurance coverage reasonably satisfactory to the Requisite Investor Stockholders and the Requisite Bond Stockholders, and the Company’s Certificate and By-laws shall provide for indemnification and exculpation of Directors to the fullest extent permitted under applicable law.

4.2                               Subsidiaries

At the election of the Series AA Directors (such election to be made in writing at least five (5) Business Days prior to the effectiveness thereof), the board of directors or board of managers, as applicable, of each Subsidiary of the Company shall include one of the Series AA Directors on such board.

ARTICLE V

REGISTRATION RIGHTS

5.1                               Required Registration

(a)                                  If, at any time following the third-year anniversary of the date hereof, the Company shall be requested in writing (an “Initiating Request”) by the Registrable Holders to effect the registration under the Securities Act of an offering of Registrable Shares (a “Demand Registration”), then the Company shall, subject to Sections 5.1(b), (c) and (d) below, promptly use its reasonable best efforts to effect a registration under the Securities Act of an offering of all the Registrable Shares that the Company has been requested pursuant to such Initiating Request and in any Inclusion Request (as hereinafter defined) for sale in accordance with this Section 5.1(a) and with the method of distribution specified in the Initiating Request. The Company shall promptly give written notice to all Stockholders (a “Registration Request Notice”) of the Company’s requirement to register such offering. The Stockholders shall have 30 days after delivery of a Registration Request Notice to deliver to the Company a request in writing (an “Inclusion Request”) that the Company include in such registration the number of Registrable Shares of all Stockholders so specified in the Inclusion Request.

(b)                                 Anything contained in Section 5.1(a) to the contrary notwithstanding, the Company may delay the filing or effectiveness of any Registration Statement for a period of up to 120 days after the date that the Registrable Holders make an Initiating Request, if at the time of such Initiating Request: (i) any other registration statement (other than on Form S-4 or Form S-8) pursuant to which equity Securities of the Company are to be or were offered and sold has been filed and not withdrawn or has been declared effective within the prior ninety (90) days (180 days in the case of the Initial Public Offering); or (ii) the Board determines in good faith that (A) it is in possession of material, non-public information concerning pending or threatened litigation and disclosure of such information would jeopardize such litigation or otherwise materially harm the Company or (B) a Material Transaction that has not been publicly disclosed is reasonably likely to occur; provided, however, that the Company may not utilize this right more than once in any twelve-month period.

(c)                                  With respect to any registration pursuant to Section 5.1(a), the Company may include in such registration any other Registrable Shares, Primary Shares or Other Shares; provided, however, that if the managing underwriter advises the Company that the inclusion of all Registrable Shares, Primary Shares and Other Shares proposed to be included in such registration would materially adversely affect the offering and sale (including pricing) of all such Securities, then the number of Registrable Shares, Primary Shares, and Other Shares proposed to be included in such registration shall be included in the following order:

(i)                                     first, the Registrable Shares owned by the Stockholders, pro rata based upon the number of Registrable Shares owned by each such Stockholder at the time of such registration;

(ii)                                  second, the Primary Shares; and

(iii)                               third, the Other Shares.

(d)                                 Subject to paragraphs (f) and (g), the Company shall not be required pursuant to Section 5.1(a) to effect more than one (1) registration of an offering of Registrable Shares on Form S-1.

(e)                                  If any offering pursuant to a Demand Registration involves an underwritten offering, the Registrable Holders shall select the managing underwriter or underwriters to administer the offering, which managing underwriters shall be a firm of nationally recognized standing.

(f)                                    Any Stockholder initiating or requesting the inclusion of Registrable Shares in a Demand Registration may, by written notice to the Company delivered prior to the effectiveness of the Registration Statement, withdraw its request to have its Registrable Shares included in such Demand Registration. In the event that either: (i) the conditions to closing specified in an underwriting agreement to which the Company is a party with respect to a Demand Registration are not satisfied or waived; or (ii) any Registration Statement filed pursuant to this Section 5.1(a) is not declared effective for any reason, then in each such case such registration shall not be deemed a Demand Registration for purposes of this Section 5.1(a).

(g)                                 The Registrable Holders that own a majority of the Registrable Shares requested to be included in a Registration Statement pursuant to this Section 5.1(a) shall have the right to terminate or withdraw any registration initiated pursuant to this Section 5.1(a) by written notice to the Company delivered prior to the effectiveness of such Registration Statement and such withdrawn registration shall not be deemed a Demand Registration for purposes of this Section 5.1(a) if such Registrable Holders within 30 days after the delivery of such written notice fully reimburse the Company for all costs, fees and expenses incurred by the Company (including legal fees) in connection with such withdrawn registration.

5.2                               Piggyback Registration

(a)                                  If the Company at any time proposes for any reason to register Primary Shares or Other Shares under the Securities Act (other than on Form S-4 or Form S-8), it shall promptly give written notice to each Stockholder of its intention to register the Primary Shares or Other Shares and, upon the written request of any Stockholder (given within twenty (20) days after delivery of any such notice to each Stockholder by the Company) to include in such registration Registrable Shares (which request shall specify the number of Registrable Shares proposed to be included in such registration), the Company shall use its reasonable best efforts to cause all such Registrable Shares requested to be included in such registration to be included on the same terms and conditions as the Securities otherwise being sold in such registration; provided, however, that if the managing underwriter advises the Company that the inclusion of all Registrable Shares or Other Shares proposed to be included in such registration would interfere with the successful offering and sale (including pricing) of Primary Shares proposed to be offered and sold by the Company, then the number of Primary Shares, Registrable Shares and Other Shares proposed to be included in such registration shall be included in the following order:

(i)                                     first, the Primary Shares;

(ii)                                  second, the Registrable Shares owned by the Stockholders requesting that their Registrable Shares be included in such registration pursuant to the terms of this Section 5.2, pro rata based upon the number of Registrable Shares owned by each such Stockholder at the time of such registration; and

(iii)                               third, the Other Shares.

(b)                                 The number of requests by the Stockholders permitted by this Section 5.2 shall be unlimited.

5.3                               Registrations on Form S-3

(a)                                  Subject to Sections 5.3(c) and (d), at such time as the Company shall have qualified for the use of Form S-3, the Stockholders shall have the right to request registrations on Form S-3, and to effect a registration under the Securities Act of Registrable Shares in accordance with this Section 5.3.

(b)                                 If the Company shall be requested in writing by any Stockholder to effect a registration under the Securities Act of Registrable Shares in accordance with this Section 5.3, then the Company shall promptly give written notice of such proposed registration to all Stockholders and shall include in such proposed registration any Registrable Shares requested to be included in such proposed registration by all Stockholders provided that such Stockholders respond in writing to the Company’s notice within twenty (20) days after delivery by the Company of such notice (which response shall specify the number of Registrable Shares proposed to be included in such registration). The Company shall promptly use its commercially reasonable efforts to effect such registration on Form S-3 of the Registrable Shares that the Company has been so requested to register.

(c)                                  The Company shall not be obligated to effect any registration under the Securities Act requested by the Stockholders under this Section 5.3 if either: (i) with respect to any request made by a Stockholder pursuant to this Section 5.3, the anticipated gross offering price of all Registrable Shares to be included in such registration would be less than $5,000,000; or (ii) the Company shall have effected four (4) or more Registration Statements on Form S-3 pursuant to this Section 5.3 during the twelve-month period prior to the date of such request for registration (unless the Company shall have waived such limitation).

(d)                                 The Company may delay the filing or effectiveness of any Registration Statement for a period not to exceed one hundred twenty (120) days after the date of a request for registration pursuant to this Section 5.3 if (i) any other registration statement (other than on Form S-4 or Form S-8) pursuant to which Securities of the Company are to be or were offered and sold has been filed and not withdrawn or has been declared effective within the prior ninety (90) days; or (ii) the Board determines in good faith that (A) it is in possession of material, non-public information concerning pending or threatened litigation and disclosure of such information would jeopardize such litigation or otherwise materially harm the Company or (B) a Material Transaction that has not been publicly disclosed is reasonably likely to occur; provided, however, that the Company may not utilize this right more than once in any twelve-month period.

(e)                                  With respect to any registration pursuant to this Section 5.3, the Company may include in such registration any Registrable Shares, Primary Shares or Other Shares; provided, however, that if the managing underwriter advises the Company that the inclusion of all Registrable Shares, Primary Shares and Other Shares proposed to be included in such registration would materially adversely affect the offering or sale (including pricing) of all such securities, then the number of Registrable Shares, Primary Shares and Other Shares proposed to be included in such registration shall be included in the following order:

(i)                                     first, the Registrable Shares owned by the Stockholders, pro rata based upon the number of Registrable Shares owned by each such Stockholder at the time of such registration;

(ii)                                  second, the Primary Shares; and

(iii)                               third, the Other Shares.

(f)                                    The number of requests by the Stockholders permitted by this Section 5.3 shall be unlimited.

5.4                               Holdback Agreement

(a)                                  If the Company at any time shall register an offering and sale of shares of Common Stock under the Securities Act in an underwritten offering and such offering and sale is the first Public Offering for the account of the Company or is effected pursuant to Section 5.1(a), the Stockholders shall not sell, make any short sale of, grant any option for the purchase of, or otherwise dispose of any shares of Common Stock (other than (i) those Registrable Shares included in such registration pursuant to Section 5.1 or 5.2 or (ii) subject to the consent of the underwriters, a Transfer to an Affiliate) without the prior written consent of the Company for a period as shall be determined by the managing underwriters, which period cannot begin more than seven (7) days prior to the effectiveness of such Registration Statement and cannot last more than 180 days after the effective date of such Registration Statement.

(b)                                 If the Company at any time shall register an offering and sale of shares of Common Stock for the account of the Company under the Securities Act in an underwritten offering pursuant to any registration under the Securities Act other than the first Public Offering for the account of the Company (other than on Form S-4 or Form S-8), the Stockholders participating in such registered offering shall not sell, make any short sale of, grant any option for the purchase of, or otherwise dispose of any shares of Common Stock (other than (i) those Registrable Shares included in such registration pursuant to Sections 5.1, 5.2 or 5.3 or (ii) subject to the consent of the underwriters, a Transfer to an Affiliate) without the prior written consent of the Company for a period as shall be determined by the managing underwriters, which period cannot begin more than seven (7) days prior to the effectiveness of such Registration Statement and cannot last more than ninety (90) days after the effective date of such Registration Statement.

5.5                               Preparation and Filing

If and whenever the Company is under an obligation pursuant to the provisions of this Agreement to use its reasonable best efforts to effect the registration of an offering and sale of any Registrable Shares, the Company shall, as expeditiously as practicable:

(a)                                  use its reasonable best efforts to cause a Registration Statement that registers such offering of Registrable Shares to become and remain effective for a period of 120 days or until all of such Registrable Shares have been disposed of (if earlier);

(b)                                 furnish, at least five (5) Business Days before filing a Registration Statement that registers such Registrable Shares, a draft Prospectus relating thereto and any amendments or supplements relating to such Registration Statement or Prospectus, to one counsel (the “Stockholders’ Counsel”) selected by the Registrable Holders that own a majority of the Registrable Shares to be included in such Registration Statement, copies of all such documents proposed to be filed (it being understood that such five (5) Business Day period need not apply to successive drafts of the same document proposed to be filed so long as such successive drafts are supplied to such counsel in advance of the proposed filing by a period of time that is customary and reasonable under the circumstances), and shall reflect in each such document, when so filed with the Commission, such comments as the Stockholders whose Registrable Shares are to be covered by such Registration Statement may reasonably propose;

(c)                                  prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period of at least 120 days or until all of such Registrable Shares have been disposed of (if earlier) and to comply with the provisions of the Securities Act with respect to the offering and sale or other disposition of such Registrable Shares;

(d)                                 notify the Stockholders’ Counsel promptly in writing of (i) any comments by the Commission with respect to such Registration Statement or Prospectus, or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto; (ii) the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or Prospectus or any amendment or supplement thereto or the initiation of any proceedings for that purpose; and (iii) the receipt by the Company of any notification with respect to the suspension of the qualification of such Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes;

(e)                                  use its reasonable best efforts to register or qualify such Registrable Shares under such other securities or “blue sky” laws of such jurisdictions as any seller of Registrable Shares reasonably requests and do any and all other acts and things that may reasonably be necessary or advisable to enable such seller of Registrable Shares to consummate the disposition in such jurisdictions of the Registrable Shares owned by such seller; provided, however, that the Company will not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this Section 5.5(e);

(f)                                    furnish to each seller of such Registrable Shares such number of copies of a summary Prospectus or other Prospectus, including a preliminary Prospectus, in conformity with the requirements of the Securities Act, and such other documents as such seller of Registrable Shares may reasonably request in order to facilitate the public offering and sale or other disposition of such Registrable Shares;

(g)                                 use its reasonable best efforts to cause such offering and sale of Registrable Shares to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the seller or sellers thereof to consummate the disposition of such Registrable Shares;

(h)                                 promptly notify on a timely basis each seller of such Registrable Shares at any time when a Prospectus relating to such Registrable Shares is required to be delivered under the Securities Act of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the offerees of such shares, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(i)                                     make available for inspection by any seller of such Registrable Shares, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such seller or underwriter (collectively, the

“Inspectors”), all pertinent financial, business and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall reasonably be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information (together with the Records, the “Information”) reasonably requested by any such Inspector in connection with such Registration Statement (and any of the Information that the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, shall not be disclosed by the Inspectors unless (i) the disclosure of such Information is necessary to avoid or correct a misstatement or omission in the Registration Statement; (ii) the release of such Information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or is otherwise required by law; (iii) such Information has been made generally available to the public; or (iv) the seller of Registrable Shares agrees that it will, upon learning that disclosure of such Information is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of the Information deemed confidential);

(j)                                     use its reasonable best efforts to obtain from its independent certified public accountants a “cold comfort” letter in customary form and covering such matters of the type customarily covered by cold comfort letters;

(k)                                  use its reasonable best efforts to obtain, from its counsel, an opinion or opinions in customary form and covering such matters of the type customarily covered by such opinions (which shall also be addressed to the Stockholders selling Registrable Shares in such registration);

(l)                                     provide and maintain a transfer agent and registrar (which may be the same entity and which may be the Company) for such Registrable Shares;

(m)                               issue to any underwriter to which any seller of Registrable Shares may sell shares in such offering certificates evidencing such Registrable Shares;

(n)                                 list such Registrable Shares on any national securities exchange on which any shares of the Common Stock are listed or, if the Common Stock is not listed on a national securities exchange, take all reasonable action required to qualify such Registrable Shares for quotation on the NASDAQ OTC Bulletin Board Service;

(o)                                 otherwise comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable but not later than eighteen (18) months after the effective date, earnings statements (which need not be audited) covering a period of twelve (12) months beginning within three (3) months after the effective date of the Registration Statement, which earnings statements shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(p)                                 use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension or exemption from qualification of any of the Registrable Shares for sale in any jurisdiction as soon as is practicable;

(q)                                 use its reasonable best efforts to take all other steps necessary to effect the registration of such Registrable Shares contemplated hereby; and

(r)                                    cause officers or key employees of the Company, as applicable, to participate in any “road show” or “road shows” reasonably requested by the managing underwriter.

5.6                               Expenses

All expenses incident to the Company’s performance of or compliance with Sections 5.1, 5.2, 5.3 and 5.5, including, without limitation: (a) all registration and filing fees, and any other fees and expenses associated with filings required to be made with any stock exchange and the Commission (including, if applicable, the fees and expenses of any “qualified independent underwriter” and its counsel as may be required by the rules and regulations of the NASD); (b) all fees and expenses of compliance with state securities or “blue sky” laws (including fees and disbursements of counsel for the underwriters or Stockholders in connection with “blue sky” qualifications of the Registrable Shares and determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriters may designate); (c) all printing and related messenger and delivery expenses (including expenses of printing certificates for the Registrable Shares in a form eligible for deposit with The Depository Trust Company) and of printing prospectuses, all fees and disbursements of counsel for the Company and of all independent certified public accountants of the issuer (including the expenses of any special audit and “cold comfort” letters required by or incident to such performance); (d) Securities Act liability insurance if the Company so desires or the underwriters so require; (e) all fees and expenses incurred in connection with the listing of the Registrable Shares on any securities exchange and all rating agency fees; (f) all reasonable fees and disbursements of the Stockholders’ Counsel to represent such Stockholders in connection with such registration; (g) all fees and disbursements of underwriters customarily paid by the issuer or sellers of Securities, excluding underwriting discounts and commissions and transfer taxes, if any, and fees and disbursements of counsel to underwriters; and (h) fees and expenses of other Persons retained by the Company, will be borne by the Company, regardless of whether the Registration Statement becomes effective. In addition, the Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any audit and the fees and expenses of any Person, including special experts, retained by the Company.

5.7                               Indemnification

(a)                                  In connection with any registration of any offering and sale of Registrable Shares under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless the seller of such Registrable Shares, each underwriter, broker or any other Person acting on behalf of such seller, each other Person, if any, who controls any of the foregoing Persons within the meaning of the Securities Act and each Representative of any of the foregoing Persons, against any losses, claims, damages or liabilities, joint or several, to which any of the foregoing Persons may become subject, whether commenced or threatened, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement under which such Registrable Shares were registered, any preliminary Prospectus or final Prospectus contained therein, any amendment or supplement thereto or any document incident to registration or qualification of any offering and sale of any Registrable Shares, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any Prospectus, necessary to make the statements therein in light of the circumstances under which they were made not misleading, or any violation by the Company of the Securities Act or state securities or “blue sky” laws applicable to the Company and relating to action or inaction required of the Company in connection with such registration or qualification under such state securities or “blue sky” laws, and the Company shall promptly reimburse such seller, underwriter, broker, controlling Person or Representative for any legal or other expenses incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable to any such Person to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said Registration Statement, preliminary Prospectus, amendment thereto, or any document incident to registration or qualification of any Registrable Shares in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such Person, or a Person duly acting on their behalf, specifically for use in the preparation thereof; provided, further, however, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any untrue statement or allegedly untrue statement in, or omission or alleged omission made in any preliminary Prospectus but eliminated or remedied in the final Prospectus (filed pursuant to Rule 424 of the Securities Act), such indemnity agreement shall not inure to the benefit of any indemnified party from whom the Person asserting any loss, claim, damage, liability or expense purchased the Registrable Shares which are the subject thereof, if a copy of such final Prospectus had been timely made available to such indemnified party and such final Prospectus was not delivered to such Person with or prior to the written confirmation of the sale of such Registrable Shares to such Person.

(b)                                 In connection with any registration of an offering and sale of Registrable Shares under the Securities Act pursuant to this Agreement, each seller of Registrable Shares shall indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 5.7(a)) the Company, each underwriter or broker involved in such offering, each other seller of Registrable Shares under such Registration Statement, each Person who controls any of the foregoing Persons within the meaning of the Securities Act and any Representative of the foregoing Persons with respect to any untrue statement or allegedly untrue statement in or omission or alleged omission from such Registration Statement, any preliminary Prospectus or final Prospectus contained therein, any amendment or supplement thereto or any document incident to registration or qualification of any such offering and sale of Registrable Shares, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company or such underwriter through an instrument duly executed by such seller or a Person duly acting on such Seller’s behalf specifically for use in connection with the preparation of such Registration Statement, preliminary Prospectus, final Prospectus, amendment or supplement; provided, however, that the maximum amount of liability in respect of such indemnification shall be limited, in the case of each seller of Registrable Shares, to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Shares effected pursuant to such registration.

(c)                                  Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding paragraphs of this Section 5.7, such indemnified party will, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action (provided, however, that an indemnified party’s failure to give such notice in a timely manner shall only relieve the indemnification obligations of an indemnifying party to the extent such indemnifying party is materially prejudiced by such failure). In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that if any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are in addition to or in conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 5.7, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and such indemnifying party shall reimburse such indemnified party and any Person controlling such indemnified party for that portion of the fees and expenses of any one lead counsel (plus appropriate special and local counsel) retained by the indemnified party that are reasonably related to the matters covered by the indemnity agreement provided in this Section 5.7.

(d)                                 If the indemnification provided for in this Section 5.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage or liability referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions that resulted in such loss, claim, damage or liability as well as any other relevant equitable considerations; provided, however, that the maximum amount of liability in respect of such contribution shall be limited, in the case of each seller of Registrable Shares, to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Shares effected pursuant to such registration. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No Person guilty of fraud shall be entitled to indemnification or contribution hereunder.

(e)                                  The indemnification and contribution provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party and will survive the transfer of Registrable Shares.

5.8                               Underwriting Agreement

(a)                                  If requested by the managing underwriters in connection with a request for a Demand Registration under Sections 5.1 or 5.3, the Company shall enter into a firm commitment underwriting agreement with such underwriters, such agreement to be reasonably satisfactory in substance and form to the Company, the Registrable Holders and the underwriters, and to contain such representations, warranties and undertakings (including undertakings with respect to holdback periods) by the Company and such other terms as are customary in agreements of that type, including, without limitation, indemnification and contribution to the effect and to the extent provided in Section 5.7.

(b)                                 No Stockholder may participate in any registration hereunder that is underwritten unless such Stockholder agrees (i) to sell such Stockholder’s Registrable Shares proposed to be included therein on the basis provided in any underwriting arrangements acceptable to the Company in the case of an offering of Primary Shares, or, in the case of an offering pursuant to Section 5.1 hereof, the Company and the Registrable Holders and (ii) as expeditiously as possible, to notify the Company of the occurrence of any event concerning such Stockholder as a result of which the Prospectus relating to such registration contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

5.9                               Information by Holder

Each holder of Registrable Shares to be included in any registration shall furnish to the Company and the managing underwriter such written information regarding such holder and the distribution proposed by such holder as the Company or the managing underwriter may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

5.10                        Suspension

Anything contained in this Agreement to the contrary notwithstanding, the Company may (not more than once in any twelve-month period), by notice in writing to each holder of Registrable Shares to which a Prospectus relates, require such holder to suspend, for up to 90 days (the “Suspension Period”), the use of any Prospectus included in a Registration Statement filed under Sections 5.2 or 5.3 if a Material Transaction exists that would require an amendment to such Registration Statement or supplement to such Prospectus (including any such amendment or supplement made through incorporation by reference to a report filed under Section 13 of the Exchange Act). The period during which such Prospectus must remain effective shall be extended by a period equal to the Suspension Period. The Company may (but shall not be obligated to) withdraw the effectiveness of any Registration Statement subject to this provision.

5.11                        Exchange Act Compliance

From and after the Registration Date or such earlier date as a registration statement filed by the Company pursuant to the Exchange Act relating to any class of the Company’s Securities shall have become effective, the Company shall comply with all of the reporting requirements of the Exchange Act (whether or not it shall be required to do so) and shall comply with all other public information reporting requirements of the Commission that are conditions to the availability of Rule 144 for the sale of the Common Stock. The Company shall cooperate with each Stockholder in supplying such information as may be necessary for such Stockholder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of Rule 144.

ARTICLE VI

MANAGEMENT INCENTIVE PLANS

6.1                               Certain Amendments

The Company shall not, without the prior written consent of the Requisite Bond Stockholders, (i) grant any shares of capital stock, or options, warrants or rights to purchase capital stock, of the Company to any director, officer or employee of the Company, other than shares of Series M Preferred Stock to be granted pursuant to the Equity Incentive Plan, (ii) except as authorized by the Special Incentive Plan, grant any stock appreciation rights or other equity participation interests to any director, officer or employee of the Company, (iii) increase the Share Limit (as defined in the Equity Incentive Plan) above 8,000 shares of Series M Preferred Stock, (iv) increase the Series M Liquidation Multiple (as defined in the Certificate) above .00001, (v) increase the Applicable Percentage (as defined in the Special Incentive Plan) above 8.0% or (vi) decrease the Series M Factor (as defined in the Certificate) below .92.

ARTICLE VII

LEGENDS; NO REPRESENTATIONS

7.1                               Restrictive Legends

(a)                                  Each certificate for Stockholder Shares held by an Affiliate of the Company shall be stamped or otherwise imprinted with a legend in substantially the following terms:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR LAWS.”

(b)                                 Each certificate evidencing Stockholder Shares and each certificate issued in exchange for or upon the Transfer of any Stockholder Shares (if such shares remain

Stockholder Shares as defined herein after such Transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDERS’ AGREEMENT DATED AS OF JULY 18, 2006 (AS AMENDED, MODIFIED, SUPPLEMENTED OR RESTATED FROM TIME TO TIME, THE “AGREEMENT”), AMONG THE ISSUER OF SUCH SECURITIES (THE “COMPANY”) AND CERTAIN OF THE COMPANY’S STOCKHOLDERS. THE TERMS OF SUCH AGREEMENT INCLUDE, AMONG OTHER THINGS, RESTRICTIONS ON TRANSFERS. A COPY OF THE AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(c)                                  The legend set forth in paragraph (b) shall be removed from the certificates evidencing any shares which cease to be Stockholder Shares in accordance with the terms of this Agreement.

7.2                               No Representations

THE COMPANY MAKES NO REPRESENTATIONS CONCERNING THE RIGHT OF ANY PERSON TO TRADE IN THE REGISTRABLE SHARES ISSUED UNDER THE PLAN. THE COMPANY RECOMMENDS THAT STOCKHOLDERS CONSULT THEIR OWN COUNSEL CONCERNING WHETHER THEY MAY FREELY TRADE SUCH SECURITIES WITHOUT REGISTRATION UNDER THE SECURITIES ACT.

ARTICLE VIII

AMENDMENT AND WAIVER

8.1                               Amendment

The terms and provisions of this Agreement may not be amended, modified or waived except pursuant to a writing signed by (a) the Company; (b) the Requisite Investor Stockholders; and (c) the Requisite Bond Stockholders; provided, however, that any amendment, modification or waiver that discriminates against the Other Stockholders or treats the Other Stockholders in a manner materially adversely different from Investor Stockholders and Bond Stockholders, after giving effect to such amendment, modification or waiver, shall not be effective as to the Other Stockholders without the prior written consent of the holders of a majority of the shares of Common Stock held by the Other Stockholders; and provided, further, any amendment, modification or waiver that discriminates against any particular Stockholder or treats any particular Stockholder in a manner materially adversely different from other Stockholders of the same class (i.e., Investor Stockholders, Bond Stockholders or Other Stockholders, as the case may be), after giving effect to such amendment, modification or waiver, shall not be effective as to such particular Stockholder without his, her or its prior written consent.

8.2                               Waiver

No course of dealing between the Company and the Stockholders (or any of them) or between any of the Stockholders or any delay in exercising any rights hereunder will operate as a waiver of any rights of any party to this Agreement. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

ARTICLE IX

TERMINATION

The provisions of this Agreement, except as otherwise expressly provided herein, shall terminate upon the first to occur of (a) the dissolution, liquidation or winding-up of the Company; (b) a Sale of the Company; (c) the conversion of all of the outstanding shares of Series AA Preferred Stock into Common Stock pursuant to the terms of the Certificate; or (d) the approval of such termination by the Company, the Requisite Investor Stockholders and the Requisite Bond Stockholders; provided, however, that Article II, Article III, Article IV and Article VI shall terminate upon the consummation of an Initial Public Offering. Anything contained herein to the contrary notwithstanding, as to any particular Stockholder, this Agreement shall no longer be binding or of further force or effect as to such Stockholder, except as otherwise expressly provided herein, as of the date such Stockholder has Transferred all of such Stockholder’s Stockholder Shares.

ARTICLE X

MISCELLANEOUS

10.1                        Severability

It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

10.2                        Entire Agreement

This Agreement and the other agreements referred to herein and to be executed and delivered in connection herewith embody the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede and preempt any and all prior and contemporaneous understandings, agreements, arrangements or representations by or among the parties, written or oral, which may relate to the subject matter hereof or thereof in any way.

10.3                        Independence of Agreements and Covenants

All agreements and covenants hereunder shall be given independent effect so that if a certain action or condition constitutes a default under a certain agreement or covenant, the fact that such action or condition is permitted by another agreement or covenant shall not affect the occurrence of such default, unless expressly permitted under an exception to such initial agreement or covenant.

10.4                        Successors and Assigns

Except as otherwise provided herein, this Agreement will bind and inure to the benefit of and be enforceable by the Company and its successors and permitted assigns and the Stockholders and any subsequent holders of Stockholder Shares and the respective successors and permitted assigns of each of them, so long as they hold Stockholder Shares. Except as specifically set forth herein, the Company may not assign its rights or obligations hereunder without the prior written consent of the Requisite Investor Stockholders and the Requisite Bond Stockholders.

10.5                        Counterparts; Facsimile Signatures; Validity

This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by facsimile or otherwise) to the other party, it being understood that all parties need not sign the same counterpart. Any counterpart or other signature hereupon delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

10.6                        Remedies

(a)                                  Each Stockholder shall have all rights and remedies reserved for such Stockholder pursuant to this Agreement and all rights and remedies which such holder has been granted at any time under any other agreement or contract and all of the rights which such holder has under any law or equity. Any Person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law or equity.

(b)                                 It is acknowledged that it will be impossible to measure in money the damages that would be suffered by any party hereto if any other Person party hereto fails to comply with any of the obligations imposed on it upon them in this Agreement and that in the event of any such failure, the aggrieved party will be irreparably damaged and will not have an adequate remedy at law. Any such aggrieved party shall, therefore, be entitled to equitable relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

10.7                        Notices

All notices, amendments, waivers or other communications pursuant to this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered, telecopied, sent by nationally recognized overnight courier or mailed by registered or certified mail with postage prepaid, return receipt requested, to the parties hereto at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)                                  if to the Company, to:

Pliant Corporation
1475 Woodfield Road, Suite 700
Schaumburg, Illinois  60173
Attention: President
Facsimile: (847) 969-3338
Telephone: (847) 969-3330

with copies to:

Sidley Austin LLP
One South Dearborn
Chicago, Illinois 60603

Attention: Larry J. Nyhan, Esq.
John R. Box, Esq.

Facsimile: (312) 853-7036
Telephone: (312) 853-7425; and

O’Melveny & Myers LLP
Times Square Tower
7 Times Square
New York, New York 10036
Attn: Ilan S. Nissan, Esq.
Facsimile:  (212) 326-2061
Telephone: (212) 408-2443

(b)                                 if to any Stockholder to it at its address set forth on Schedule I attached hereto. Any such notice or communication shall be deemed to have been given and received (a) when delivered, if personally delivered; (b) when sent, if sent by telecopy on a Business Day (or, if not sent on a Business Day, on the next Business Day after the date sent by telecopy); (c) on the next Business Day after dispatch, if sent by nationally recognized overnight courier guaranteeing next Business Day delivery; and (d) on the fifth Business Day following the date on which the piece of mail containing such communication is posted, if sent by mail.

10.8                        Governing Law

EXCEPT AS SET FORTH BELOW, THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICTS OF LAWS OR PRINCIPLES THEREOF THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE. ALL MATTERS WHICH ARE THE SUBJECT OF THIS AGREEMENT RELATING TO MATTERS OF INTERNAL GOVERNANCE OF THE COMPANY SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY LAW OR RULE THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE TO BE APPLIED. WITH RESPECT TO ANY LAWSUIT OR PROCEEDING ARISING OUT OF OR BROUGHT WITH RESPECT TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY, EACH OF THE PARTIES HERETO IRREVOCABLY (a) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES FEDERAL AND DELAWARE STATE COURTS LOCATED IN THE COUNTY OF NEW CASTLE IN THE STATE OF DELAWARE; (b) WAIVES ANY OBJECTION IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY PROCEEDING BROUGHT IN ANY SUCH COURT; (c) WAIVES ANY CLAIM THAT SUCH PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM; AND (d) FURTHER WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH PROCEEDINGS, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH PART.

10.9                        Waiver of Jury Trial

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY OF ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THE PARTIES HERETO RELATING TO THE SUBJECT MATTER HEREOF. EACH OF THE PARTIES HERETO ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND THAT MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF THE OTHER PARTY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS AGREEMENT. EACH OF THE PARTIES HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED OR HAD THE OPPORTUNITY TO REVIEW THIS WAIVER WITH ITS RESPECTIVE LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH SUCH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

10.10                 Further Assurances

Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the provisions of this Agreement and the consummation of the transactions contemplated hereby or thereby.

10.11                 Prior Agreements

Upon the execution and delivery of this Agreement, the Stockholders’ Agreement and the Registration Rights Agreement, each dated as of May 31, 2000, as amended from time to time, by and between Pliant (Utah) and its stockholders, shall each be terminated and of no further force or effect.

10.12                 Regulatory Covenants

The Company shall comply, and the Stockholders will cause the Company to comply, with the terms and provisions contained in Exhibit E attached hereto and made a part hereof.

10.13                 Third Party Reliance

Anything contained herein to the contrary notwithstanding, the covenants of the Company contained in this Agreement (a) are being given by the Company as an inducement to the Stockholders to enter into this Agreement (and the Company acknowledges that the Stockholders have expressly relied thereon) and (b) are solely for the benefit of the Stockholders. Accordingly, no third party (including, without limitation, any holder of Securities of the Company) or anyone acting on behalf of any thereof other than the Stockholders, shall be a third party or other beneficiary of such covenants and no such third party shall have any rights of contribution against the Stockholders or the Company with respect to such covenants or any matter subject to or resulting in indemnification under this Agreement or otherwise.

10.14                 Confidentiality

Except as otherwise required by law, each Stockholder shall, and shall cause its Representatives to, hold in confidence all nonpublic information of the Company provided or made available to such Stockholder and Representative until such time as such information has become publicly available other than as a consequence of any breach by such Stockholder or Representative of its confidentiality obligations hereunder (provided that such information may be disclosed to any other Stockholder, Representative, or, in the case of a Stockholder that is a private investment fund, any partner in such fund) so long as such Person agrees to keep such information confidential upon receipt thereof). The obligations of each Stockholder under this Section 10.14 shall terminate upon the earlier of (a) the second anniversary of the date on which such Stockholder has Transferred all of such Stockholder’s Stockholder Shares or (b) the termination of this Agreement.

*******

IN WITNESS WHEREOF, the undersigned have duly executed this Stockholders’ Agreement as of the date first written above.

PLIANT CORPORATION

By:	/s/ Harold C. Bevis
Harold C. Bevis
President and Chief Executive Officer

FLEXIBLE FILMS, LLC
FLEXIBLE FILMS II, LLC
SOUTHWEST INDUSTRIAL FILMS, LLC
SOUTHWEST INDUSTRIAL FILMS II, LLC

By:	J.P. Morgan Partners (BHCA), L.P., its Member,

	By:	JPMP Master Fund Manager, L.P., its General Partner

		By:	JPMP Capital Corp., its General Partner

By:
Name:
Title:

NEW YORK LIFE CAPITAL PARTNERS, L.P.

By:	NYLCAP Manager LLC, its Investment Manager

By:
Name:
Title:

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

By:
Name:
Title:

WACHOVIA CAPITAL PARTNERS, LLC

By:
Name:
Title:

[BOND HOLDERS]

By:	[ ]

By:
Name:
Its:

[OTHER STOCKHOLDERS]

Schedule I

Stockholders

Name and Address of Investor Stockholders

Flexible Films, LLC

Flexible Films II, LLC

Southwest Industrial Films, LLC

Southwest Industrial Films II, LLC

c/o J.P. Morgan Partners, LLC

1221 Avenue of the Americas

New York, New York  10020

Attention: Timothy Walsh

Facsimile:  (2120 899-3755

Telephone: (212) 899-3400

with a copy to:

O’Melveny & Myers LLP

Times Square Tower

7 Times Square

New York, New York 10036

Attn: Ilan S. Nissan, Esq.

Facsimile:  (212) 326-2061

Telephone: (212) 408-2443

New York Life Capital Partners, L.P.

c/o [                     ]

[Address]

[City, State Zip]

Attention:  [                     ]

Facsimile:  [                     ]

Telephone: [                     ]

The Northwestern Mutual Life Insurance Company

c/o [                     ]

[Address]

[City, State Zip]

Attention:  [                     ]

Facsimile:  [                     ]

Telephone: [                     ]

i

Wachovia Capital Partners, LLC
c/o [                     ]

[Address]

[City, State Zip]

Attention:  [                     ]

Facsimile:  [                     ]

Telephone: [                     ]

[Bond Stockholders]
c/o [                     ]

[Address]

[City, State Zip]

Attention:  [                     ]

Facsimile:  [                     ]

Telephone: [                     ]

Name and Address of Other Stockholders

ii

Exhibit A

Bond Stockholders

Exhibit B

Pliant Corporation 2006 Restricted Stock Incentive Plan

PLIANT CORPORATION

2006 RESTRICTED STOCK INCENTIVE PLAN

1.                                  PURPOSE OF PLAN

The purpose of the Pliant Corporation 2006 Restricted Stock Incentive Plan (this “Plan”) is to promote the success of Pliant Corporation (the “Corporation”) and to increase stockholder value by providing an additional means, through the grant of the right to acquire shares of the Corporation’s Series M Redeemable Preferred Stock, no par value per share (the “Restricted Stock” or the “Series M Preferred”), to attract, motivate, retain and reward selected employees of the Corporation.

2.                                        ELIGIBILITY

The Administrator (as such term is defined in Section 3.1) may grant the right to acquire Restricted Stock under this Plan (a “Restricted Stock Award”) only to those persons that the Administrator determines to be Eligible Persons. An “Eligible Person” is any person who is an officer (whether or not a director), employee, consultant, advisor, agent or representative of the Corporation or any of its Subsidiaries employed in such capacity on the date such Restricted Stock is granted and is designated an “Eligible Person” by the Administrator. An Eligible Person who has been granted a Restricted Stock Award (a “participant”) may, if otherwise eligible, be granted the right to purchase additional shares of Restricted Stock if the Administrator shall so determine.

3.                                        PLAN ADMINISTRATION

3.1                               The Administrator. This Plan shall be administered by, and all Restricted Stock Awards awarded under this Plan shall be authorized by, the Administrator. The “Administrator” means the Board of Directors of the Corporation (the “Board”) or one or more committees appointed by the Board to administer all or certain aspects of this Plan. Any such committee shall be comprised solely of two or more directors who are not Eligible Persons or such number of directors who are not Eligible Persons as may be required under applicable law and the Corporation’s Bylaws.

3.2                               Powers of the Administrator. Subject to the express provisions of this Plan and any limitations contained in a Restricted Stock Agreement (a “Restricted Stock Agreement”) entered into by the participant, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of shares of Restricted Stock and the administration of this Plan (in the case of a committee, within the authority delegated to that committee, including, without limitation, the authority to:

(a)                                  determine eligibility and, from among those persons determined to be eligible, the particular Eligible Persons who will receive a Restricted Stock Award under this Plan;

(b)                                 grant Restricted Stock Awards to Eligible Persons, determine the price at which shares of Restricted Stock will be offered or awarded and the number of shares of Restricted Stock to be awarded to any of such Eligible Persons, determine the other specific terms and conditions of such Restricted Stock consistent with the express limits of this Plan, establish the installments or terms (if any) in which such shares of Restricted Stock shall vest (which may include, without limitation, performance and/or time-based criteria), or determine that no vesting is required, establish any applicable performance targets, and establish the events of termination or reversion of such Restricted Stock;

(c)                                  approve the forms of Restricted Stock Agreements, which need not be identical among participants;

(d)                                 construe and interpret this Plan and any agreements defining the rights and obligations of the Corporation and participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the Restricted Stock granted under this Plan;

(e)                                  cancel, modify, or waive the Corporation’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding shares of Restricted Stock;

(f)                                    accelerate or extend the vesting of any or all outstanding shares of Restricted Stock in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a termination of employment or services or other events of a personal nature);

(g)                                 adjust the number of shares of Restricted Stock subject to any Restricted Stock Award, adjust the price of any or all outstanding shares of Restricted Stock or otherwise change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to Sections 4 and 8.6.2;

(h)                                 determine the date of grant of a Restricted Stock Award;

(i)                                     determine whether, and the extent to which, adjustments are required pursuant to Section 7 hereof and authorize the termination, conversion, substitution or succession of shares of Restricted Stock upon the occurrence of an event of the type described in Section 7;

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(j)                                     acquire or settle (subject to Sections 7 and 8.6.2) rights under Restricted Stock in cash, stock of equivalent value, or other consideration; and

(k)                                  determine the fair market value of the shares of Restricted Stock awarded under this Plan from time to time and/or the manner in which such value will be determined and make all other elections or determinations under this Plan and under any Restricted Stock Agreement.

3.3                               Binding Determinations. Any action taken by, or inaction of, the Corporation or the Administrator relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor any Board committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any shares of Restricted Stock granted under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law, under the Corporation’s Amended and Restated Certificate of Incorporation as amended from time to time (the “Charter”) and/or, to the extent available, under any directors and officers liability insurance coverage that may be in effect from time to time.

3.4                               Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Administrator may obtain and may rely upon the advice of experts, including employees and professional advisors to the Corporation. No director, officer or agent of the Corporation shall be liable for any such action or determination taken or made or omitted in good faith.

3.5                               Delegation. The Administrator may delegate ministerial, non-discretionary functions in connection with the administration of the Plan to individuals who are officers or employees of the Corporation or to third parties.

4.                                        SHARES OF RESTRICTED STOCK SUBJECT TO THE PLAN; SHARE LIMITS

4.1                               Shares Available. Subject to the provisions of Section 7.1, the aggregate number of shares of Restricted Stock that may be awarded to Eligible Persons under this Plan (the “Share Limit”) shall not exceed 8,000 shares of Series M Preferred.

4.2                               Reissue of Awards and Shares. Shares of Restricted Stock that are subject to awards which are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not delivered under this Plan shall again be available for subsequent awards under this Plan to Eligible Persons.

4.3                               Reservation of Shares; Fractional Shares; Minimum Issue. The Corporation shall at all times reserve a number of shares of Series M Preferred sufficient to cover the Corporation’s obligations and contingent obligations, if any, to issue and sell shares of Restricted Stock. The Corporation has initially reserved 8,000

3

shares of Series M Preferred for issuance under this Plan. Fractional shares may be issued or delivered under this Plan.

5.                                        AWARDS

5.1                               Restricted Stock Agreements. Each Restricted Stock Award shall be evidenced by a written Restricted Stock Agreement as approved by the Administrator and executed on behalf of the Corporation and by the recipient of the Restricted Stock Award. The Administrator may authorize any officer of the Corporation to execute any or all Restricted Stock Agreements on behalf of the Corporation. The Restricted Stock Agreement shall set forth the material terms and conditions of such Restricted Stock Award as established by the Administrator consistent with the express limitations of this Plan.

5.2                               Consideration for Restricted Stock Awards. The purchase price for any shares of Restricted Stock to be delivered pursuant to a Restricted Stock Award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator, including, without limitation, one or a combination of the following methods:

(a)                                  services rendered by the recipient of such Restricted Stock Award;

(b)                                 cash, check payable to the order of the Corporation, or electronic funds transfer; or

(c)                                  payment in such manner as may be authorized by the Administrator;

In no event shall any shares of Restricted Stock newly issued by the Corporation be issued for less than the minimum lawful consideration for such shares or for consideration other than consideration permitted by applicable state law. The Corporation will not be obligated to deliver any shares of Restricted Stock unless and until it receives full payment of the purchase price therefor, and any other conditions to purchase have been satisfied.

5.3                               Transfer Restrictions.

5.3.1                     Limitations on Exercise and Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 5.3.1, by applicable law, (a) all Restricted Stock Awards are non-transferable and shall not be subject in any manner to sale, transfer, participation, alienation, assignment, pledge, encumbrance or charge other than pursuant to, and in accordance with Part C of Article Four of the Charter; and (b) amounts payable or shares issuable pursuant to any Restricted Stock Awards shall be delivered only to (or for the account of) the participant.

5.3.2                     Exceptions to Limits on Transfer. The transfer restrictions in Section 5.3.1 shall not apply to:

(a)                                  transfers to the Corporation; or

4

(b)                                 the designation of a beneficiary to receive benefits in the event of the participant’s death or, if the participant has died, transfers to the participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution, or

(c)                                  transfers to trusts or other entities controlled by the participant, and whose beneficiaries or beneficial owners are, the participant and/or members of the participants immediate family so long as (i) the Administrator receives evidence satisfactory to it that such transfer is being made for tax and/or estate planning purposes on a gratuitous or donative basis, without consideration (other than nominal consideration or in exchange for an interest in the qualified transferee) and (ii) the participant maintains control over the voting and dispositive power of the Restricted Stock;

provided however, that in the case of clauses (b) and (c) above, the beneficiary, successor, trust, trustee or other entity shall agree in writing to be bound by this Plan and the participant’s Restricted Stock Agreement.

6.                                        EFFECT OF TERMINATION OF SERVICE ON AWARDS

The Administrator shall establish the effect of a termination of employment or service on the rights and benefits under each Restricted Stock Award under this Plan and in so doing may make distinctions based upon the cause of termination or otherwise.

7.                                        ADJUSTMENTS

Upon or in contemplation of any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation, or other reorganization; any exchange of Restricted Stock, or any similar, unusual or extraordinary corporate transaction, in each case, in respect of the Restricted Stock; then the Administrator shall, in such manner, to such extent (if any) and at such time as it deems appropriate and equitable in the circumstances, proportionately adjust any or all of (1) the number and type of shares of Restricted Stock that thereafter may be made the subject of Restricted Stock Awards, (2) the amount of shares of Restricted Stock then subject to any or all outstanding Restricted Stock Awards, (3) the grant of any or all outstanding Restricted Stock Awards or (4) the Share Limit. Notwithstanding the foregoing, any adjustment made pursuant to this Section 7 shall be subject to de novo review at the request of the participant to the extent provided in a Restricted Stock Agreement.

In any of such events, the Administrator may take such action prior to such event to the extent that the Administrator deems the action necessary to permit the participant to realize the benefits intended to be conveyed with respect to the underlying shares of Restricted Stock. In the case of any stock split or reverse stock split, if no action is taken

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by the Administrator, the proportionate adjustments contemplated by clause (a) above shall nevertheless be made.

8.                                        OTHER PROVISIONS

8.1                               Compliance with Laws. This Plan, the granting and vesting of Restricted Stock Awards under this Plan, the offer, issuance and delivery of shares of Restricted Stock, the acceptance of promissory notes and/or the payment of money under this Plan or under Restricted Stock Awards are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law, federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. Eligible Persons acquiring any Restricted Stock under this Plan will, if requested by the Corporation, provide such assurances and representations to the Corporation as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

8.2                               Employment Status. No person shall have any claim or rights to be granted a Restricted Stock Award (or additional Restricted Stock Awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.

8.3                               No Employment/Service Contract. Nothing contained in this Plan (or in any other documents under this Plan or in any Restricted Stock Award) shall confer upon any person any right to continue in the employ or other service of the Corporation, constitute any contract or agreement of employment or other service or affect an employee’s status as an employee at will, or shall interfere in any way with the right of the Corporation to change a person’s compensation or other benefits, or to terminate his or her employment or other service, with or without cause. Nothing in this Section 8.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than a Restricted Stock Agreement.

8.4                               Plan Not Funded. Restricted Stock Awards granted under this Plan shall be payable in shares of Restricted Stock, and no special or separate reserve, fund or deposit shall be made to assure payment of such Restricted Stock Awards. No participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset of the Corporation by reason of any Restricted Stock Award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation and any participant, beneficiary or other person.

8.5                               Tax Withholding. Upon any vesting or payment of any Restricted Stock Award the Corporation shall have the right at its option to:

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(a)                                  require the participant (or the participant’s personal representative or beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Corporation may be required to withhold with respect to such vesting or payment; or

(b)                                 deduct from any amount otherwise payable in cash to the participant (or the participant’s personal representative or beneficiary, as the case may be) the minimum amount of any taxes which the Corporation may be required to withhold with respect to such vesting or payment.

8.6                               Effective Date, Termination and Suspension, Amendments.

8.6.1                     Effective Date. This Plan is effective as July 18, 2006 (the “Effective Date”).

8.6.2                     Amendments to Plan and Awards. This Plan may be amended, modified, suspended or terminated with the written approval of the Corporation; provided, however, any amendment which materially adversely affects an outstanding Restricted Stock Award shall require the consent of the holder of such Restricted Stock Award. Changes, settlements and other actions contemplated by Section 7 shall not be deemed to constitute amendments, modifications or suspensions for purposes of this Section 8.6.2.

8.7                               Governing Law; Construction; Severability.

8.7.1                     Choice of Law. This Plan, the Restricted Stock Awards, the Restricted Stock Agreements, all documents evidencing Restricted Stock Awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of New York.

8.7.2                     Severability. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

8.8                               Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

8.9                               Required Sale in Connection with a Sale of the Company.

8.9.1                     Drag-Along Rights. Subject to the provisions of this Section 8.9, if the Board and the “Requisite Investor Stockholders” (as defined in the Stockholders’ Agreement of the Corporation dated July 18, 2006, as amended (the “Stockholders’ Agreement”)) approve a “Sale of the Company” (as defined pursuant to the Stockholders’ Agreement)(such approved Sale of the Company, an “Approved Sale”), each participant shall consent to, vote in favor of and raise no objections against the Approved Sale, and if the Approved Sale is structured as

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a sale of the issued and outstanding capital stock of the Corporation (whether by merger, recapitalization, consolidation or sale or otherwise), then each participant shall waive any dissenters rights, appraisal rights or similar rights in connection with such Approved Sale and shall, so long as such participant shall comply with Section 1 of Part C of Article Four of the Charter, be entitled to receive the consideration for his or her Restricted Stock in connection with such Approved Sale upon a Mandatory Redemption as provided in, and subject to, Section 1 of Part C of Article Four of the Charter. Each participant shall take all necessary and desirable actions in connection with the consummation of the Approved Sale which are substantially equivalent to the actions being taken by the parties to the Stockholders’ Agreement, including, but not limited to, the execution of such agreements and instruments and other actions necessary to provide the representations, warranties, indemnities, covenants, conditions, escrow agreements and other provisions and agreements relating to such Approved Sale as shall be determined by the Board of Directors; provided, however, that the participant’s obligations with respect to any representations, warranties, indemnities, covenants, conditions, escrow provisions and agreements of (i) the Corporation and its subsidiaries shall be limited to such participant’s Indemnity Cap; provided, further that in no event shall the maximum liability of a participant on account of such participant’s Restricted Stock exceed the sum of (x) the net proceeds received by such participant in connection with such Approved Sale on account of such Restricted Stock and (y) any amounts paid to such participant pursuant to the Company’s Deferred Cash Incentive Plan and (ii) of such Participant shall not be so limited or restricted. In the event that any participant fails for any reason to take any of the foregoing actions after reasonable notice thereof, he, she or it hereby grants an irrevocable power of attorney and proxy to any officer or member of the Board (as defined in the Stockholders’ Agreement) or an assignee of such person to take all necessary actions and execute and deliver all documents deemed by such person to effectuate the terms of this Section 8.9. As used in this Section 8.9.1, “Indemnity Cap” shall mean, with respect to any participant, the sum of the product of (x) the Indemnity Percentage and (y) the sum of (1) the aggregate Series M Mandatory Redemption Price received by such Participant in connection with such Approved Sale plus (2) the aggregate amount, if any, paid to such participant pursuant to the Company’s Deferred Cash Incentive Plan. “Indemnity Percentage” shall mean the percentage which the aggregate maximum indemnification obligation of all holders of capital stock of all Covered Classes (as defined in the Charter) represents of the Net Asset Proceeds (as defined in the Charter) or Net Stock Proceeds (as defined in the Charter), as the case may be; provided, however, that in the event that holders of capital stock of the Covered Classes have different maximum indemnification obligations for different matters (for example, if some representations or warranties are excluded from a cap on indemnity), then the Indemnity Percentage shall be calculated separately with respect to each type of indemnification obligations.

8.9.2                     Procedure. The Corporation shall deliver written notice to each participant setting forth in reasonable detail the terms (including price, time and

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form of payment) of any Approved Sale (the “Drag Notice”). Within twenty (20) days following receipt of the Drag Notice, each such participant shall deliver to the Corporation written notice setting forth such participants’ agreement to consent to and raise no objections against, or impediments to, the Approved Sale (including, waiving all dissenter’s and similar rights).

8.10                        Compliance with Code Section 409A. The Restricted Stock Awards granted hereunder are intended to comply with the requirements set forth in Section 409A of the Internal Revenue Code of 1986, as amended, and any regulations and rulings thereunder (“Section 409A”), so as to avoid the imposition of excise taxes and other penalties (“409A Penalties”) under Section 409A with respect to the Restricted Stock. The Administrator shall not amend any Restricted Stock Award in a manner that would subject the participant to Section 409A Penalties. In the event that the grant of any Restricted Stock Award under this Plan or the amendment of any Restricted Stock Award under this Plan would subject the participant to 409A Penalties, the Administrator and the participant shall cooperate diligently to amend the terms of the Restricted Stock Award to avoid, insofar as possible, such 409A Penalties while minimizing any material and adverse impact of any such amendment upon the economic, tax or accounting implications of such Restricted Stock Award to the Company.

8.11                        Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to authorize any other compensation under any other plan or authority.

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Exhibit C

Pliant Corporation Deferred Cash Incentive Plan

PLIANT CORPORATION
DEFERRED CASH INCENTIVE PLAN

Pliant Corporation, a Delaware corporation, has determined that it is in the best interest of the Company to adopt the Pliant Corporation Deferred Cash Incentive Plan (the “Plan”) to provide financial benefits to key management employees of the Company and its subsidiaries in the event of a Liquidation Event or a Redemption (each as herein defined) in accordance with the terms and conditions set forth herein.

The purpose of the Plan is to provide designated key employees with financial rewards in the event of a Liquidation Event or Redemption in order to incentivize such employees to increase the value of the Company and to secure their continued commitment and dedication to the Company.

1.                                       Definitions. The following definitions shall apply for purposes of this Plan:

(a)                                  “Applicable Percentage” means 8.0%.

(b)                                 “Asset Sale” has the meaning set forth in the definition of “Liquidation Event” contained in Article Four, Part C, Section 6 of the Certificate of Incorporation.

(c)                                  “Bonus” means with respect to an eligible Participant upon a Liquidation Event or Redemption, the amount payable to such eligible Participant under Section 3 of the Plan.

(d)                                 “Bonus Percentage” means the fixed percentage of the Bonus Pool assigned to a Participant as set forth in Exhibit A, with the Bonus Percentages to be assigned by the Board of Directors of the Company, following consultation and discussions with the Company’s Chief Executive Officer; provided, however, that the Bonus Percentage of any Participant may not be reduced without the prior written consent of such Participant. The sum of the Bonus Percentages for the Participants, in the aggregate, may be less than, but shall not exceed, 100%.

(e)                                  “Bonus Pool” means:

(i)                                    With respect to a Liquidation Event, an aggregate positive amount, if any, equal to the Applicable Percentage of the lesser of:

(A)                              the Hurdle Amount (or, to the extent the Initial Redemption has not occurred prior thereto but there have been one or more prior redemptions of Series AA Preferred Stock for which no Bonus Pool has been created, $224.8 million); and

(B)                                the sum of (x) the Liquidation Proceeds of such Liquidation Event plus (y) the Grossed-Up Other Distributions as of the date of such Liquidation Event, plus, (z) only to the extent the Initial Redemption had not occurred prior thereto but there had been prior redemptions of Series AA Preferred Stock for which no Bonus Pool had been created, the sum of the Redemption Proceeds in connection with all such prior redemptions.

(ii)                                 With respect to a Redemption, an aggregate amount equal to the Applicable Percentage of the Redemption Proceeds (which in the case of the Initial Redemption, shall include the Redemption Proceeds from any prior redemptions of Series AA Preferred Stock by the Company occurring prior to the occurrence of the Initial Redemption for which no Bonus Pool has been created);

provided, however, that the amount of all Bonus Pools created pursuant to clauses (i) and (ii) above shall in no event exceed an aggregate amount equal to the Applicable Percentage of $224.8 million. For purposes of clarification, in the event of the occurrence of a Liquidation Event which includes or is consummated substantially simultaneously with a Redemption, regardless of the actual order of the transaction, such transaction shall be deemed to be a single transaction and shall be deemed to be a Liquidation Event (and not a Redemption), with the proceeds of the redemption portion of such transaction to be deemed to be proceeds payable in connection with such transaction.

(f)                                    “Cause” means:

(i)                                     with respect to Harold Bevis, “cause” as defined in Harold Bevis’ Employment Agreement with the Company, dated as of July 18, 2006 (as it may be amended, modified or restated from time to time, the “Bevis Employment Agreement”); and

(ii)                                  with respect to any other Participant:

(A)                              the Participant’s commission of a crime involving his or her fraud, theft or dishonesty or engagement in willful or wrongful activities that are materially detrimental to the Company;

(B)                                the material and willful breach by the Participant of his or her responsibilities as an employee of the Company or willful failure to comply with reasonable directives or policies of the Company, the Board of Directors, the Chief Executive Officer or his designees, but only if the Company has given Participant written notice specifying the breach or failure to comply, demanding that the

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Participant remedy the breach or failure to comply and the Participant (1) failed to remedy the alleged breach or failed to comply within thirty days after receipt of the written notice and (2) failed to take all reasonable steps to that end during the thirty days after he received the notice.

(C)                                the continued use of alcohol or drugs by the Participant to an extent that such use interferes with the performance of the Participant’s duties and responsibilities.

Notwithstanding the foregoing, the term “Cause” shall not include any one or more of the following: (i) bad management decision-making by the Participant or (ii) any act or omission reasonably believed by the Participant in good faith to have been in and not opposed to the best interests of the Company (without intent of the Participant to gain, directly or indirectly, a profit to which the Participant was not legally entitled) and reasonably believed by the Participant not to have been improper or unlawful.

(g)                                 “CEO” means the Chief Executive Officer of the Company.

(h)                                 “Company” means Pliant Corporation, a Delaware corporation, including its successor in interest by merger, consolidation, purchase or otherwise.

(i)                                     “Covered Classes” shall mean securities of any of the following classes and series of stock issued by the Company:  (a) Series AA Preferred Stock, (b) Common Stock, and (c) any class or series of equity securities which are issued as a dividend or distribution with respect to, or pursuant to a recapitalization of, any then outstanding Covered Class of equity securities.

(j)                                     “Disability” means any medically determinable physical or mental impairment that has lasted, or is reasonably expected to last, for a period of at least six (6) months, can reasonably be expected to be permanent or of indefinite duration, and renders the Participant unable to perform his duties hereunder, as certified by a physician jointly selected by the Company and the Participant or the Participant’s legal representative.

(k)                                  “Effective Date” means July 18, 2006.

(l)                                     “Good Reason” means:

(i)                                    with respect to Harold Bevis, “good reason” as defined in the Bevis Employment Agreement; and

(ii)                                 with respect to any other Participant, any of the following events in response to which the Participant terminates his employment with the Company and its subsidiaries:

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(A)                              the assignment to the Participant of any material duty materially inconsistent with the Participant’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities;

(B)                                any reduction in the Participant’s base salary or bonus compensation (other than any decrease in bonus compensation as a result of a failure to achieve reasonable performance targets which are consistent with past performance targets applied in connection with determining bonus compensation); or

(C)                                the Company requires the Participant to, or assigns duties to the Participant which would reasonably require him to, relocate his principal business office more than forty (40) miles from where it is located on the date hereof;

provided, however that an event described above will not constitute “Good Reason” unless (1) such event occurs without the Participant’s express written consent, (2) the Participant delivers a written notice to the Company of the occurrence of any such event not more than ninety (90) days following the occurrence of such events, and (3) the Company fails to cure or remedy such event within thirty days (the “Cure Period”) after receiving written notice thereof from the Participant. The failure by the Participant to terminate his or her employment with the Company and its subsidiaries within thirty days after the end of the Cure Period in respect of an event otherwise qualifying as Good Reason will preclude the Participant from invoking such event as the basis for Good Reason.

(m)                               “Grossed-Up Other Distributions” shall mean the quotient of (x) the amount of Other Distributions divided by (y) the then applicable Inverse Multiple.

(n)                                 “Hurdle Amount” shall mean an amount equal to $224.8 million; provided that upon any redemption by the Company of Series AA Preferred Stock in accordance with the terms thereof, the Hurdle Amount shall be reduced by an amount equal to the aggregate Redemption Proceeds in connection with such redemption; provided, that in no event shall the Hurdle Amount be less than zero.

(o)                                 “Inverse Multiple” shall mean 0.92.

(p)                                 “JPMP” means J.P. Morgan Partners (BHCA), L.P., a Delaware limited partnership, and its Affiliates (as defined pursuant to the Charter).

(q)                                 “Liquidation” has the meaning set forth in Article Four, Part C, Section 6 of the Certificate of Incorporation.

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(r)                                    “Liquidation Event” has the meaning set forth in Article Four, Part C, Section 6 of the Certificate of Incorporation.

(s)                                  “Liquidation Proceeds” means (a) in connection with an Asset Sale or a Liquidation, the quotient of (x) the Net Asset Proceeds divided by (y) the then applicable Inverse Multiple and (b) in connection with a Stock Sale or a Merger, the quotient of (x) Net Stock Proceeds divided by (y) the then applicable Inverse Multiple. Any Liquidation Proceeds which are deposited into an escrow account (whether such escrow account is established by the Corporation or any purchaser, acquiror or other similar party in connection with a Liquidation Event) or subject to being held-back by the purchaser for distribution upon the occurrence or satisfaction of any event shall not be included in calculating “Liquidation Proceeds” until such time as such amounts are released to the Corporation (in the case of an Asset Sale or a Liquidation) or its stockholders (in the case of a Stock Sale or a Merger).

(t)                                    “Merger” has the meaning set forth in the definition of “Liquidation Event” contained in Article Four, Part C, Section 6 of the Certificate of Incorporation.

(u)                                 “Net Asset Proceeds” has the meaning set forth in Article Four, Part C, Section 6 of the Certificate of Incorporation.

(v)                                 “Net Stock Proceeds” has the meaning set forth in Article Four, Part C, Section 6 of the Certificate of Incorporation.

(w)                               “Other Distributions has the meaning set forth in Article Four, Part C, Section 6 of the Certificate of Incorporation.

(x)                                   “Participant” means a person who at the time of designation is an employee of the Company or a subsidiary of the Company and is designated for participation in this Plan by the Company’s Chief Executive Officer with the approval of the Board; provided, however, that it shall be a condition to the participation in this Plan, and partial consideration for the rights granted hereunder, that any employee who owned Series B Preferred Stock in the Company’s predecessor agree to waive his or her right to receive any cash payment payable in consideration of the extinguishment of the Series B Preferred Stock pursuant to the Company’s Plan of Reorganization. The Participants shall be identified in Exhibit A, which may be amended by the Company’s Chief Executive Officer with the approval of the Board to reflect the addition of additional Participants; provided, however, that the Bonus Percentages of any Participant may not be reduced with the written consent of such Participant.

(y)                                 “Plan” means the Pliant Corporation Deferred Cash Incentive Plan, as set forth herein and as amended from time to time.

(z)                                   “Qualified Public Offering” shall mean the sale in an underwritten public offering registered under the Securities Act of 1933, as amended, of shares of capital stock of the Company to the public resulting in aggregate proceeds (net of underwriting

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discounts and commissions) to the Company of not less than one hundred million dollars ($100 million).

(aa)                            “Redemption” means either an Initial Redemption or a Subsequent Redemption as follows:

(i)                                     An “Initial Redemption” will occur at such time as the Company has redeemed shares of Company’s Series AA Preferred Stock resulting in aggregate Redemption Proceeds, including, without limitation the Redemption Proceeds from any prior such Redemptions, of not less than $50 million.

(ii)                                  A “Subsequent Redemption” will occur on any date after the Initial Redemption that the Company redeems any shares of Series AA Preferred Stock.

(bb)                          “Redemption Proceeds” means, with respect to any redemption of the Company’s Series AA Preferred Stock, the cash proceeds received by the holders of the Series AA Preferred Stock upon such redemption divided by the Inverse Multiple in effect at the time of such redemption.

(cc)                            “Retained Securities” shall mean, in connection with any Liquidation Event which is a Merger or Stock Sale, (i) any capital stock in Covered Classes not transferred, if any, by the stockholders of the Company in connection with such Liquidation Event and/or (ii) any capital stock or debt securities received in consideration or exchange for, capital stock in Covered Classes in connection with such Liquidation Event.

(dd)                          “Stock Sale” has the meaning set forth in the definition of “Liquidation Event” contained in Article Four, Part C, Section 6 of the Certificate of Incorporation.

2.                                       Eligibility for Bonus.

(a)                                  A Participant (other than Harold Bevis) shall be eligible to receive payment of his or her Bonus with respect to a Liquidation Event or a Redemption as provided in Section 3(a) if and only if the Liquidation Event or Redemption occurs:

(i)                                     While the Participant is employed by the Company or a subsidiary; or

(ii)                                  At any time within ninety (90) days after the Participant’s termination of employment with the Company or a subsidiary of the Company (x) by the Company or a subsidiary of the Company without Cause, (y) by the Participant for Good Reason, or (z) due to the Participant’s death or Disability.

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(b)                                 Harold Bevis shall be eligible to receive payment of his Bonus with respect to a Liquidation Event or Redemption as provided in Section 3(a) if the Liquidation Event or Redemption occurs:

(i)                                     While Harold Bevis is employed by the Company or a subsidiary of the Company;

(ii)                                  At any time within one (1) year after Harold Bevis’ termination of employment with the Company and all subsidiaries of the Company (x) by the Company or subsidiary of the Company without Cause or (y) by Harold Bevis for Good Reason; or

(iii)                               At any time within ninety (90) days after Harold Bevis’ termination of employment with the Company and all subsidiaries of the Company due to his death or Disability.

(c)                                  Harold Bevis shall be eligible to receive payment of his Bonus with respect to a Liquidation Event or Redemption as provided in Section 3(b) if he does not otherwise meet the eligibility criteria in Section 2(b) and Harold Bevis’ employment with the Company and all of its subsidiaries is terminated after the effective date of the Company’s plan of reorganization.

(d)                                 Notwithstanding any provision herein to the contrary, no Bonus will be paid to any Participant if no Liquidation Event or Redemption occurs prior to the twentieth (20th) anniversary of the effective date of this Plan.

3.                                       Bonus Payable Upon Creation of a Bonus Pool.

(a)                                  Simultaneously with the occurrence of a Liquidation Event or a Redemption, the Company shall pay each eligible Participant who satisfies the eligibility requirements described in Section 2(a) or (b) above a Bonus, payable, subject to the terms of Section 3(c), in cash, in an amount equal to the Bonus Pool established with respect to such Liquidation Event or Redemption multiplied by the Participant’s Bonus Percentage, as set forth in Exhibit A.

(b)                                 If Harold Bevis does not otherwise meet the eligibility criteria in Section 2(b) with respect to a Liquidation Event or Redemption and his employment with the Company and its subsidiaries is terminated after the effective date of the Company’s plan of reorganization, then simultaneously with the occurrence of a Liquidation Event or Redemption, the Company shall pay Harold Bevis a Bonus in an amount equal to the product of (x) the Bonus Pool established with respect to such Liquidation Event or Redemption multiplied by (y) Harold Bevis’ Bonus Percentage multiplied by (z) a fraction (not to exceed one (1)), the numerator of which is the number of months, if any, that transpire from the effective date of the Company’s plan of reorganization and his termination of employment with the Company and all of the subsidiaries of the Company, and the denominator of which is thirty-six (36).

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(c)                                  Notwithstanding anything in this Section 3 to the contrary, to the extent that in connection with a Liquidation Event which is a Merger or Stock Sale in which there are Retained Securities, if (x) the aggregate fair market value of the Retained Securities (as determined in good faith by the Board) divided by the then applicable Inverse Multiple is in excess of (y) the greater of (1) $0 and (2) the difference of the Liquidation Proceeds in connection with such Liquidation Event minus the then applicable Hurdle Amount (the amount of any such excess of (x) over (y) being referred to as the “Pre-Hurdle Retained Securities Amount”), the Company shall have the option to pay a portion of the Bonuses payable pursuant to this Plan in connection with such Liquidation Event, not to exceed the Maximum In-Kind Amount (as defined in Section 3(d) below), by the delivery of securities in the same class and/or series as the Retained Securities having a fair market value (as determined in good faith by the Board) equal to the portion of the Bonuses to be so paid; provided that Participants receiving any such Retained Securities are provided similar rights relating to registration of securities, redemption rights and tag along rights as provided to any holder of Covered Classes of an equivalent class or series with respect to such Retained Securities (it being understood that such Participants will be entitled to participate in any collective rights of a class or group of former holders of Covered Classes (such as rights permitting a majority of the holders of a class or series of securities to require a redemption or a registration), and the foregoing shall not provide any Participant an individual (rather than collective) right with respect to such matter). If there is more than one class or series of Retained Securities, the portion of the Bonuses payable by the delivery of Retained Securities shall include a proportionate amount of each such class or series. In the event that any portion of the Bonuses hereunder are paid in Retained Securities, the Bonuses received by each Participant will consist of substantially identical (subject to rounding in order to avoid delivery of fractional shares) proportions of (i) cash and (ii) Retained Securities of each such class or series.

(d)                                 For the purposes of this Section 3, the “Maximum In-Kind Amount” shall mean the lesser of (x) the aggregate amount of the Bonus Pool created in connection with such Liquidation Event minus the Mandatory Cash Portion and (y) the Applicable Percentage of the Pre-Hurdle Retained Securities Amount. For the purposes hereof, the “Mandatory Cash Portion” shall mean the greater of:

(i)                                     the Applicable Percentage of the sum of (x) any Grossed-Up Other Distributions plus (y) only to the extent that the Initial Redemption had not occurred prior to the date of such Liquidation Event but there has been redemption of Series AA Preferred Stock for which no Bonus Pool had been created, the Redemption Proceeds in connection with all such prior redemptions; and

(ii)                                  40% of the Bonus Pool created in connection with such Liquidation Event.

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(e)                                  Any portion of the Bonus Pool not delivered to the Participants as a result of a deferral of payment of any Liquidation Proceeds by reason of any escrow or holdback obligation, or otherwise, shall be delivered to the Participants pro rata in accordance with the payments of the Bonus Pool promptly upon release of any such Liquidation Proceeds to the Corporation (in the case of an Asset Sale or a Liquidation) or its stockholders (in the case of a Stock Sale or a Merger).

(f)                                    To the extent that a Participant is not also a holder of Series M Preferred Stock issued pursuant to the Company’s 2006 Restricted Stock Incentive Plan (the “Restricted Stock Incentive Plan”), then, by acceptance of an award pursuant to this Plan, the Participant will be deemed to be bound by, and agree to the terms of, Section 8.9 of the Restricted Stock Incentive Plan, as if such Participant was a holder of Series M Preferred Stock with respect to such Participant’s award hereunder and payment in respect of such award under the circumstances described in Section 8.9 of the Restricted Stock Incentive Plan.

4.                                       Withholding Taxes. The Company shall withhold from the Bonus payable under this Plan, all income, employment and payroll taxes which, by applicable federal, state, local or other law, the Company is required to withhold.

5.                                       Termination or Amendment of Plan.

(a)                                  Subject to subsection (b) below, this Plan shall remain in effect until the earliest to occur of (i) the twentieth (20th) anniversary of the Effective Date, (ii) the first occurrence of a Liquidation Event, (iii) there have been Redemptions resulting in Redemption Proceeds in excess of $243.8 million or (iii) the consummation of a Qualified Public Offering. Upon consummation of a Qualified Public Offering, the Plan will be terminated after distribution of all Bonuses payable with respect to any Bonus Pool to be established as a result of any Redemption in connection with, or as a result of the use of proceeds from, the Qualified Public Offering. Except as provided in the preceding sentence, no Bonuses will be payable hereunder with respect to any Liquidation Event or Redemption that occurs after the termination of this Plan.

(b)                                 The Company may amend, modify or terminate this Plan, in writing, at any time; provided, however; that no amendment, modification or termination of the Plan that may adversely affect the rights or potential rights of any Participant shall become effective, unless the Participant consents to such amendment, modification or termination in writing. Notwithstanding the foregoing, as a purely ministerial action, the Company’s Chief Executive Officer may amend or modify Exhibit A from time to time as necessary to reflect the identification of the Participants and their respective Bonus Percentages in accordance with the terms of the Plan.

6.                                       Action by the Company. Any action required or permitted to be taken by the Company under this Plan shall be approved by the Board of Directors of the Company.

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(a)                                  If the payment of any Bonus hereunder is prohibited by, or would result in or cause a default or an event of default under, any of the agreements governing any Indebtedness (as defined in the Company’s Certificate of Incorporation), then consummation of the Liquidation Event (other than an involuntary liquidation, dissolution or liquidation winding up of the affairs of the Corporation) or the making of a redemption of the Series AA Preferred Stock shall be prohibited until the provisions of Section 6(b) have been satisfied in full.

(b)                                 If the provisions of any Indebtedness Agreement (as defined in the Company’s Certificate of Incorporation) would prohibit the Corporation from paying any Bonus pursuant hereto, or if immediately after giving effect to the payment of any such Bonus, a default or event of default under any such agreement or instrument would be caused thereby, as a condition to the consummation of a Liquidation Event or a redemption of Series AA Preferred Stock, and the payment of any Bonus hereunder, the Company shall, to the extent required to permit the payment of the applicable Bonuses hereunder, (i) obtain the consent of the requisite holders of such Indebtedness to permit the payment of such Bonuses by the Company, (ii) refinance all such Indebtedness outstanding with the proceeds of other Indebtedness or equity securities that permit or do not prohibit the payment of such Bonuses by the Company or (iii) otherwise comply with the terms of such Indebtedness required to permit the payment by the Company of the Bonuses. The Company shall not consummate a Liquidation Event or a redemption of Series AA Preferred Stock unless the conditions contained in this Section 6(b) are satisfied or waived by the Participants with a majority of the outstanding Bonus Percentages then outstanding pursuant to this Plan.

7.                                       Successors.

(a)                                  Subject to Section 5(a), this Plan shall not be terminated by any merger, consolidation, stock exchange or similar event involving the Company whereby the Company is or is not the surviving or resulting corporation or other entity. In the event of any merger, consolidation, stock exchange or similar event, the provisions of this Plan shall be binding upon the surviving or resulting corporation or other entity.

(b)                                 This Plan shall inure to the benefit of and be enforceable by each Participant’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If a Participant shall die while any amounts are payable to the Participant hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Plan to such person or persons appointed in writing by the Participant to receive such amounts or, if no person is so appointed, to the Participant’s estate.

8.                                       Governing Law; Validity. The interpretation, construction and performance of this Plan shall be governed by and construed and enforced in accordance with the laws of the State of New York without regard to the principle of conflicts of laws. The invalidity or

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unenforceability of any provision of this Plan shall not affect the validity or enforceability of any other provision of this Plan, which other provisions shall remain in full force and effect.

9.                                       Miscellaneous.

(a)                                  The Company shall not be required to fund or otherwise segregate assets to be used for the payment of any benefits under the Plan. The Company shall make such payments only out of its general assets, and therefore its obligation to make such payments shall be subject to any claims of its other creditors having priority as to its assets.

(b)                                 This Plan does not constitute a contract of employment or impose on the Company any obligation to retain the Participant as an employee, to change the status of the Participant’s employment, or to change the policies of the Company regarding termination of employment.

(c)                                  This Plan does not grant to any Participant any of the rights or privileges of equity ownership in the Company.

(d)                                 This Plan and Exhibit A attached hereto constitute the sole agreement by and between the Company and the Participants with respect to the subject matter contained herein.

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Exhibit A

[To be completed.]

Exhibit D

JOINDER AGREEMENT

The undersigned is executing and delivering this Joinder Agreement pursuant to the Stockholders’ Agreement dated as of July 18, 2006 (as amended, modified, restated or supplemented from time to time, the “Stockholders’ Agreement”), among Pliant Corporation, a Delaware corporation (the “Company”), and its stockholders named therein.

By executing and delivering this Joinder Agreement to the Company, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Stockholders’ Agreement in the same manner as if the undersigned were an original signatory to such agreement.

The undersigned agrees that the undersigned shall be [a] [an] [Investor Stockholder] [Other Stockholder] [Bond Stockholder], as such term[s] [is] [are] defined in the Stockholders’ Agreement.(1)

Accordingly, the undersigned has executed and delivered this Joinder Agreement as of                                      .

Signature of Stockholder

Print Name of Stockholder

Address

Facsimile

Telephone

(1) Type of Stockholder shall be the same as the transferor of the transferred Securities.  Any Person purchasing Stockholder Shares from the Company shall sign this Joinder Agreement as an Other Stockholder if such Person is not already a Stockholder at the time of such purchase. If such Person is already a Stockholder at such time, such Person shall sign this Joinder Agreement as the same type of Stockholder.  A Stockholder cannot be classified into more than one type of Stockholder simultaneously (e.g.,  a Stockholder cannot simultaneously be an Other Stockholder and a Bond Stockholder).

Exhibit E

Section 1.                                          Regulatory Matters Generally.

(a)                                  In the event that any Investor reasonably determines that it has a Regulatory Problem, the Company agrees to take all such actions as are reasonably requested by the Investor in order (i) to effectuate and facilitate any transfer by the Investor of any equity interests of the Company then held by the Investor to any Person designated by the Investor, (ii) to permit the Investor (or any of its Affiliates) to exchange all or any portion of the voting equity interests then held by such Person on a share-for-share basis for shares of a class of non-voting equity interests of the Company, which non-voting equity interests shall be identical in all respects to such voting equity interests, except that such new equity interests shall be non-voting and shall be convertible into voting equity interests on such terms as are requested by the Investor and reasonably acceptable to the Company in light of regulatory considerations then prevailing, and (iii) to grant the Investor or its designee the reasonable equivalent of any voting rights arising out of the Investor’s ownership of voting equity interests and/or provided for in the By-laws and the Stockholders’ Agreement that were diminished as a result of the transfers and amendments referred to above; provided, that, in the case of clause (i) above, such transferee shall agree to be bound by and subject to the terms of the By-laws and the Stockholders’ Agreement in the same manner as the Investor. If the Investor elects to transfer equity interests of the Company in order to avoid a Regulatory Problem to an Affiliate (subject to limitations on its voting or total ownership interest in the Company), the Company and such Affiliate shall enter into such mutually acceptable agreements as such Affiliate may reasonably request in order to assist such Affiliate in complying with applicable Laws. Such agreements may include restrictions on the redemption, repurchase or retirement of equity interests of the Company that would result or be reasonably expected to result in such Affiliate holding more voting equity interests or total interests (determined by such Affiliate’s ownership of equity and debt of the Company) than it is permitted to hold under such Laws.

(b)                                 In the event any Investor has the right to acquire any of the Company’s equity interests from the Company or any other Person (as the result of a preemptive offer, pro rata offer or otherwise), and the Investor reasonably determines that it has a Regulatory Problem, at the Investor’s request the Company will offer to sell to the Investor non-voting equity interests (or, if the Company is not the proposed seller, will arrange for the exchange of any voting equity interests for non-voting equity interests immediately prior to or simultaneous with such sale) on the same terms as would have existed had the Investor acquired the equity interests so offered and immediately requested their exchange for non-voting equity interests pursuant to subsection (a) above.

(c)                                  In furtherance of its obligations pursuant to Section 1(b), the Company and the Stockholders shall take all corporate actions necessary so as to permit the issuance of non-voting equity interests.

(d)                                 In the event that any Affiliate of the Company ever offers to issue any of its securities to an Investor, then the Company will cause such Affiliate to enter into an agreement with the Investor with terms substantially similar to those contained in this Agreement.

Section 2.                                          Cross Marketing Activities.

The Company hereby represents and warrants that neither the Company nor any of the Subsidiaries (i) offers or markets, directly or through any arrangement, any product or service of any depository institution that is owned by J.P. Morgan Chase & Co. or (ii) permits any of its products or services to be offered or marketed, directly or through any arrangement, by or through any depository institution that is owned by J.P. Morgan Chase & Co.

Section 3.                                          Covenants.

(a)                                  The Company shall give the Investor thirty (30) days prior written notice before taking any affirmative steps which would cause the representations and warranties contained in Section 2 to become untrue.

(b)                                 The Company shall use its best efforts to notify the Investor promptly at any time in which the Company reasonably believes the representations contained in Section 2 to be untrue, whether as a result of the Company’s affirmative action or otherwise.

Section 4.                                          Participation Interests and Pledge.

Notwithstanding anything to the contrary contained in the Stockholders’ Agreement, an Investor shall be permitted to grant participation interests in the Company’s equity interests held by the Investor to Affiliates of the Investor without prior disclosure or consent of the Company or any other Person, so long as the participation agreement or other agreement or document pursuant to which such participation interest is granted requires such Affiliate to comply with the Stockholders’ Agreement as if it were a record owner of such equity interests and a direct party to the Stockholders’ Agreement.

Section 5.                                          No Change of Control.

Notwithstanding anything to the contrary set forth in this Exhibit E, the Investor shall comply with its obligations under Section 2.1(d) of the Stockholders’ Agreement and the Company shall take no action under this Exhibit E that would facilitate a Transfer of Stockholder Shares by the Investor in contravention of such Section 2.1(d).

Section 6.                                          Definitions.

Any terms used in this Exhibit E and not otherwise defined in the Stockholders’ Agreement shall have the meanings ascribed to them as follows:

“Banking Regulations” means all federal, state and foreign Laws applicable to banks, bank holding companies and their Affiliates, including without limitation, the Bank Holding Company Act and the Federal Reserve Act.

“Investor” means, collectively: (i) Flexible Films, LLC, a Delaware limited liability company; (ii) Flexible Films II, LLC, a Delaware limited liability company; (iii) Southwest Industrial Films, LLC, a Delaware limited liability company; and (iv) Southwest Industrial Films II, LLC, a Delaware limited liability company.

“Law” with respect to any Person, means (i) all provisions of all laws, statutes, ordinances, rules, regulations, permits, certificates or orders of any governmental authority applicable to such Person or any of its assets or property or to which such Person or any of its assets or property is subject, including, without limitation, Banking Regulations, and (ii) all judgments, injunctions, orders and decrees of all courts and arbitrators in proceedings or actions in which such Person is a party or by which it or any of its assets or properties is or may be bound or subject.

“Regulatory Problem” means any set of facts or circumstances in which the Investor’s ownership of equity interests issued by the Company (i) gives rise to a violation of Law by the Investor or any of its Affiliates, or gives rise to a reasonable belief by the Investor that such a violation is likely to occur or (ii) gives rise to a limitation in Law that will impair the ability of the Investor or any Affiliate to conduct its business or gives rise to a reasonable belief by the Investor that such a limitation is likely to arise.

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PLIANT CORPORATION

STOCKHOLDERS’ AGREEMENT

DATED AS OF JULY 18, 2006

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